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                                                                    Exhibit 10.8

                             BASIC LEASE INFORMATION
                                 INDUSTRIAL NET

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

LEASE DATE:                                 April 2, 1999

TENANT:                                     Cascade Microtech, Inc., an Oregon corporation

TENANT'S NOTICE ADDRESS:                    Grant Bennett, Facility Manager
                                            2430 NW 206th Avenue, Beaverton, OR 97006

TENANT'S BILLING ADDRESS:                   2430 NW 206th Avenue, Beaverton, OR 97006

TENANT CONTACT:   Grant Bennett             PHONE NUMBER:     503.601.1000
                                            FAX NUMBER:       503.601.1001

LANDLORD:                                   Spieker Properties, L.P., a California limited
                                            Partnership

LANDLORD'S NOTICE ADDRESS:                  4949 SW Meadows Road, Suite 260
                                            Lake Oswego, OR 97035

LANDLORD'S REMITTANCE ADDRESS:              Department 30211
                                            P.O. Box 3900
                                            Portland, OR 97208-3900

Project Description:                        Phase I, II & III of the Nimbus Corporate Center
                                            Beaverton, OR 97008

Building Description:                       Building 7, 9100 SW Gemini Drive
                                            Beaverton, OR 97008

Premises:                                   Approximately 58,817 rentable square feet (rsf)

Permitted Use:                              General Office, Engineering, Light Manufacturing,
                                            Shipping and Receiving and all uses allowed under
                                            applicable zoning

Parking Density:                            3.5 non-exclusive surface stalls per 1,000 rsf at no
                                            charge (including visitor, handicapped stalls and truck/staging areas)

Scheduled Term Commencement Date:           September 1, 1999

Schedule Length of Term:                    One hundred twenty (120) months

Scheduled Term Expiration Date:             August 31, 2009

Rent:

         Base Rent:                         09/01/00-12/31/99  $36,712.00 per month triple net
                                            01/01/00-08/31/01  $55,876.00 per month triple net
                                            09/01/01-08/31/03  $58,817.00 per month triple net
                                            09/01/03-08/31/05  $64,698.00 per month triple net
                                            09/01/05-08/31/07  $67,640.00 per month triple net


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                                            09/01/07-08/31/09  $70,580.00 per month triple net

Estimated First Year Operating Expenses:    $12,272.00 per month

Security Deposit:                           $70,580.00
                                            (See Paragraph 19)

Tenant's Proportionate Share:
         Of Building:                        N/A

         Of Project:                         0.13%

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The foregoing Basic Lease Information is incorporated into and made a part of this Lease. Each reference in this Lease to any of the Basic Lease Information shall mean the respective information above and shall be construed to incorporate all of the terms provided under the particular Lease paragraph pertaining to such information. In the event of any conflict between the Basic Lease Information and the Lease, the latter shall control.


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LANDLORD                                             TENANT

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Spieker Properties, L.P.,                            Cascade Microtech, Inc.
a California limited partnership                     an Oregon corporation

By:      Spieker Properties, Inc.
         a Maryland corporation,
         its general partner

By:               /S/ LYNDA M. CLARKE                By:               /S/ ERIC W. STRID
         -----------------------------------                  -----------------------------------
         Lynda M. Clarke                                      Eric W. Strid
Its:     Vice President                              Its:     Chief Executive Office

Date:    4-2-99                                      Date:    April 2, 1999


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                                      LEASE

THIS LEASE is made as of the 2nd day of April, 1999, by and between Spieker Properties, L.P., a California limited partnership (hereinafter called "Landlord"), and Cascade Microtech, Inc. an Oregon corporation (hereinafter called "Tenant).

                                   1. PREMISES

         Landlord leases to Tenant and Tenant leases from Landlord, upon the terms and conditions hereinafter set forth, those premises (the "Premises") outlined in red on Exhibit B and described in the Basic Lease Information together with the nonexclusive right to use all common areas of the Building and the Project. The Premises shall be all or part of a building (the "Building") and of a project (the "Project"), which may consist of more than one building and additional facilities, as described in the Basic Lease Information. The Building and Project are outlined in blue and green respectively on Exhibit B. Landlord and Tenant acknowledge that physical changes may occur from time to time in the Premises, Building or Project, and that the number of buildings and additional facilities which constitute the project may change from time to time, which may result in an adjustment in Tenant's Proportionate Share, as defined in the Basic Lease Information, as provided in Paragraph 7.A.

                      2. POSSESSION AND LEASE COMMENCEMENT


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


B. Construction of Improvements. If this Lease pertains to a Building to be constructed or improvements to be constructed within a Building, the provisions of this Paragraph 2.B. shall apply in lieu of the provisions of Paragraph 2.A. above and the term commencement date ("Tern Commencement Date") shall be the earlier of the date on which: (1) Tenant takes possession of some or all of the Premises; or (2) the improvements to be constructed or performed in the Premises by Landlord (if any) shall have been substantially completed in accordance with the plans and specifications, if any, described on Exhibit C and Tenant's taking of possession of the Premises; or (2) the improvements to be constructed or performed in the Premises by Landlord (if any) shall have been substantially completed in accordance with the plans and specifications, if any, described on Exhibit C and Tenant's taking of possession of the Premises or any part thereof shall constitute Tenant's confirmation of substantial completion for all purposes hereof, whether or not substantial completion of the Building or Project shall have occurred. Landlord and Tenant shall complete a mutually agreed upon punchlist within five (5) business days of Tenant's possession of the Premises. Landlord shall use commercially reasonable efforts to complete said punchlist items within thirty (30) days therefrom. If for any reason landlord cannot deliver possession of the Premises to Tenant on the scheduled Term Commencement Date, Landlord shall not be subject to any liability therefor, not shall Landlord be in default hereunder not shall such failure affect the validity of this Lease, and Tenant agrees to accept possession of the Premises at such time as such improvements have been substantially completed, which date shall then be deemed the Term Commencement Date. Tenant shall not be liable for any Rent for any period prior to the Term Commencement Date (but without affecting any obligations of Tenant under any improvement agreement appended to this Lease). In the event of any dispute as to substantial completion of work performed or required to be performed by Landlord, the certificate of Landlord's architect or general contractor shall be conclusive. Substantial completion shall have occurred notwithstanding Tenant's submission of a punchlist to Landlord, which Tenant shall submit, if at all, within three (3) business days after the Term Commencement Date or otherwise in accordance with any improvement agreement appended to this Lease. Upon Landlord's request, Tenant shall promptly execute and return to landlord a "Start-Up Letter" in which Tenant shall agree, among other things, to acceptance of the Premises and to the determination of the Term Commencement Date, in accordance with the terms of this Lease, but Tenant's failure or refusal to do so shall not negate Tenant's acceptance of the Premises or affect determination of the Term Commencement Date. Notwithstanding anything to the contrary contained in this Paragraph 2.B., Tenant's rent shall commence after the Beneficial Occupancy period as defined in Paragraph 38,A, herein.

                                     3. TERM

         The term of this Lease (the "Term") shall commence on the Tern Commencement Date and continue in full force and effect for the number of months specified as the Length of Term in the Basic Lease Information or until this Lease is terminated as otherwise provided herein. If the Term Commencement Date is a date other than the first day of the calendar month, the Term shall be the number of months of the Length of Term in addition to the remainder of the calendar month following the Term Commencement Date.

                                     4. USE

A. General. Tenant shall use the Premises for the permitted use specified in the Basic Lease Information ("Permitted Use") and for no other use or purpose. Tenant shall use reasonable efforts to control Tenant's employees, agents, customers, visitors, invitees, licensees, contractors, assignees and subtenants (collectively, "Tenant's Parties") in such a manner that Tenant and Tenant's Parties cumulatively do not exceed the parking density specified in the Basic Lease Information (the "Parking Density") at any time. So long as Tenant is occupying the Premises, Tenant and Tenant's Parties shall have the nonexclusive right to use, in common with other parties occupying the Building or Project, the parking areas, driveways and other common areas of the Building and Project, subject to the terms of this Lease and such rules and regulations as Landlord may from time to time prescribe. Landlord reserves the right, with reasonable notice but without liability to Tenant, and without the same constituting an actual or constructive eviction, to alter or modify the common areas from time to time, including the location and configuration thereof, and the amenities and facilities which Landlord may determine to provide from time to time; however, in no event shall Tenant's parking ratio be reduced by said modifications.


                                       3
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B. Limitations. Tenant shall not permit any odors, smoke, dust, gas, substances, noise or vibrations to emanate from the Premises or from any portion of the common areas as a result of Tenant's or any Tenant's Party's use thereof, not take any action which would constitute a nuisance or would disturb, obstruct or endanger any other tenants or occupants of the Building or Project or elsewhere, or interfere with their use of their respective premises or common areas.
Storage outside the Premises of materials, vehicles or any other items in prohibited; however, Tenant shall be allowed to store liquid nitrogen outside of its premises, in a safe and clean manner. Tenant shall not use or allow the Premises to be used for any immoral, improper or unlawful purpose, nor shall Tenant cause or maintain or permit any nuisance in, on or about the Premises. Tenant shall not commit or suffer the commission of any waste in, on or about the Premises. Tenant shall not allow any sale by auction upon the Premises, or place any loads upon the floors, walls or ceilings which could endanger the structure, or place any harmful substances in the drainage system of the Building or Project. No waste, materials or refuse shall be dumped upon or permitted to remain outside the Premises except in trash containers placed inside exterior enclosures designated for the purpose by Landlord. Landlord shall not be responsible to Tenant for the noncompliance by any other tenant or occupant of the Building or Project with any of the above-referenced rules or any other terms or provisions of such tenant's or occupant's lease or other contract.

C. Compliance with Regulations. By entering the Premises, Tenant accepts the Premises in the condition existing as of the date of such entry. Landlord represents to the best of its actual knowledge the Building and all improvements constructed by Landlord shall comply with all governmental rules and regulations at the Term Commencement Date. Tenant shall at its sole cost and expense strictly comply with all existing or future applicable municipal, state and federal and other governmental statutes, rules, requirements, regulations, laws and ordinances, including zoning ordinances and regulations, and covenants, easements and restrictions of record governing and relating to the use, occupancy or possession of the Premises, to Tenant's use of the common areas, or to the use, storage, generation or disposal of Hazardous Materials (hereinafter defined) (collectively "Regulations") and any other noncompliance with Regulations by Landlord in the construction of the Building, the Project or any other Existing Improvements. Tenant shall at its sole cost and expense obtain any and all licenses or permits necessary for Tenant's use of the Premises. Tenant shall at its sole cost and expense promptly comply with the requirements of any board of fire underwriters or other similar body now or hereafter constituted. Tenant shall not do or permit anything to be done in, on, under or about the Project or bring or keep anything which will in any way increase the rate of any insurance upon the Premises, Building or Project or upon any contents therein or cause a cancellation of said insurance or otherwise affect said insurance in any manner. Tenant shall indemnify, defend (by counsel reasonably acceptable to Landlord), protect and hold Landlord harmless from and against any loss, cost, expense, damage, attorneys' fees or liability arising out of the failure of Tenant to comply with any Regulation and any other noncompliance with Regulations by Landlord in the construction of the Building, the Project or any other Existing improvements. Notwithstanding anything to the contrary, Landlord shall be responsible at its sole cost and expense to comply with ADA standards in the common areas of the project. Tenant shall have the sole responsibility for complying, at Tenant's cost, with any and all provisions of the Americans with Disabilities Act of 1990, as it has been and may later be amended ("ADA"), (I) with respect to the Premises; and (ii) with respect to the common areas of the Project where in the case of this clause (ii) such compliance has been brought about by: (A) any Tenant Improvements or Alterations to the Premises or to the common areas made by or on behalf of Tenant, whether by Landlord or otherwise, and whether performed before or after the Term Commencement Date; (B) requirements of Tenant's employees, or any changes to Tenant's use of the Premises; or (C) any architectural barriers caused by Tenant's installation of any equipment, fixtures, furniture, or other personal property in or about the Premises (items (i) and (ii) collectively, "Tenant's ADA responsibilities"). Tenant shall indemnify, defend and hold Landlord, its agents and employees harmless from and against any and all claims, damages, or liabilities (including, without limitation, reasonable attorneys' fees and costs) arising directly or indirectly from Tenant's failure to satisfy any of Tenant's ADA Responsibilities. Landlord shall indemnify, defend and hold Tenant, its agents and employees harmless from and against any and all claims, damages or liabilities arising directly or indirectly from Landlord's failure to comply with any obligations of a landlord under the ADA, other than such claims, damages or liabilities arising from Tenant's failure to satisfy any of Tenant's ADA Responsibilities; provided, however, that Landlord may treat costs of ADA compliance with respect to the common areas of the Project but in no event in excess of $100,000.00 in the aggregate to the extent incurred after the Term



                                       4
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Commencement Date as an Operating Expense to be amortized over no few than sixty
(60) months. Tenant's obligations pursuant to the foregoing indemnity shall survive the expiration or earlier termination of this Lease.

D. Hazardous Materials. As used in this Lease, "Hazardous Materials" shall include, but not be limited to, hazardous, toxic and radioactive materials and those substances defined as "hazardous substances," "hazardous wastes," "toxic substances," or other similar designations in any Regulation. Tenant shall not cause, or allow any of Tenant's Parties to cause, any Hazardous Materials to be handled, used generated, stored, released or disposed of in, on, under or about the Premises, the Building or the Project or surrounding land or environment in violation of any Regulations. Tenant must obtain Landlord's written consent prior to the introduction of any Hazardous Materials onto the Project. Notwithstanding the foregoing, Tenant may handle, store, use and dispose of any such Hazardous Materials in a safe and lawful manner and never allow such Hazardous Materials to contaminate the Premises, Building, or Project or surrounding land or environment, which indemnity shall include, without limitation, damages for personal or bodily injury, property damage, damage to the environment or natural resources occurring on or off the Premises, losses attributable to diminution in value or adverse effects on marketability, the cost of any investigation, monitoring, government oversight, repair, removal, remediation, restoration, abatement, and disposal, and the preparation of any closure or other required plans, whether such action is required or necessary prior to or following the expiration or earlier termination of this Lease. Neither the consent by Landlord to the use, generation, storage, release or disposal of Hazardous Materials nor the strict compliance by Tenant with all laws pertaining to Hazardous Materials shall excuse Tenant from Tenant's obligation of indemnification pursuant to this Paragraph 4>d. Tenant's obligations pursuant to the foregoing indemnity shall survive the expiration or earlier termination of this Lease. Landlord shall indemnify, defend and hold Tenant harmless from and against any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses, including without limitation reasonable attorneys' fees and costs, arising out of any Hazardous Material in, on or about the Project or the Premises which was created, handled, placed, stored, used, transported or disposed of by Landlord or by Landlord's agents, employees, invitees or representatives in violation of applicable Regulations, excluding, however, any Hazardous Material whose presence was caused by Tenant or any of Tenant's Parties. Landlord shall also indemnify, defend and hold Tenant harmless from and against any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses, including without limitation reasonable attorney's fees and costs, arising out of any Hazardous Material that migrates onto or under the Project of the Premises from any source or sources not within the Project or the Premises excluding, however, any Hazardous Material whose presence or migration was caused by Tenant or any of Tenant's Parties. Landlord's obligations pursuant to the foregoing indemnity shall survive the expiration or earlier termination of this Lease.

                            5. RULES AND REGULATIONS

         Tenant shall faithfully observe and comply with the building rules and regulations attached hereto as Exhibit A and any other reasonable rules and regulations any an reasonable modifications or additions thereto which Landlord may from time to time prescribe in writing for the purpose of maintaining the proper care, cleanliness, safety, traffic flow and general order of the Premises or the Building or Project. Tenant shall cause Tenant's Parties to comply with such rules and regulations. Landlord shall use commercially reasonable efforts to ensure compliance by any other tenant or occupant of the Building or Project with any of such rules and regulations, any other tenant's or occupant's lease or any Regulations.

                                     6. RENT

A. Base Rent. Tenant shall pay to Landlord and Landlord shall receive, without notice or demand throughout the Term, Base Rent as specified in the Basic Lease Information, payable in monthly installments in advance on or before the first day of each calendar month, in lawful money of the United States, without deduction or offset whatsoever, except as expressly provided herein, at the Remittance Address specified in the Basic Lease Information or to such other place as landlord may from time to time designate in writing. Base Rent for the first full month of the Term shall be paid by Tenant upon Tenant's execution of this Lease. If the obligation for payment of Base Rent commences on a day other than the first day of a month, then Base Rent shall be prorated and the prorated installment shall be paid on the first day of the calendar month next succeeding the Term Commencement Date. The Base Rent payable by Tenant hereunder is subject to adjustment as provided elsewhere in this Lease, as applicable. As used herein, the term "Base Rent" shall mean the Base Rent specified in the Basic Lease Information as it may be so adjusted from time to time.

B. Additional Rent. All monies other than Base Rent required to be paid by Tenant hereunder, including, but not limited to, Tenant's Proportionate Share of Operating Expenses, as specified in Paragraph 7 of this Lease, charges to be paid by Tenant under Paragraph 15, the interest and late charge described in Paragraphs 26.C and D., and any monies spent by Landlord pursuant to Paragraph 30, shall be considered additional rent ("Additional Rent"). "Rent" shall mean Base Rent and Additional Rent.

                              7. OPERATING EXPENSES

A. Operating Expenses. In addition to the Base Rent required to be paid hereunder, Tenant shall pay as Additional Rent, Tenant's Proportionate Share of the Building and/or Project (as applicable), as defined in the Basic Lease Information, of Operating Expenses (defined below) in the manner set forth below. Tenant shall pay the applicable Tenant's Proportionate Share of each such Operating Expenses. Landlord and Tenant acknowledge that if the number of buildings which constitute the Project increases or decreases, or if physical changes are made to the Premises, Building or Project or the configuration of any thereof, Landlord may at its discretion reasonably adjust Tenant's Proportionate Share of the Building or Project to reflect the change. Landlord's determination or Tenant's Proportionate Share of the Building and the Project shall be conclusive so long as it is reasonable and consistently applied. "Operating Expenses" shall mean all expenses and costs of every kind of nature which Landlord shall pay or become obligated to pay, because of or in connection with the ownership, management, maintenance, repair, preservation, replacement and operation of the Building or Project and its supporting facilities and such additional facilities now and in subsequent years as may be determined by Landlord to be necessary or desirable to the Building and/or Project (as determined in a reasonable manner) other than those expenses and costs which are specifically attributable to Tenant or which are expressly made the financial responsibility of Landlord or specific tenants of the Building or Project pursuant to this Lease. Operating Expenses shall include, but are not limited to, the following:

         (1) Taxes. All real property taxes and assessments, possessory interest taxes, sales taxes, personal property taxes, business or license taxes or fees, gross receipts taxes, service payments in lieu of such taxes or fees, annual or periodic license or use fees, excises, transit charges, and other impositions, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind (including fees "in-lieu" of such tax or assessment) which are now or hereafter assessed, levied, charged, confirmed, or imposed by any public authority upon the Building or Project, its operations or the Rent (or any portion or component thereof), or any tax, assessment or fee imposed in substitution, partially or totally, of any of the above. Operating Expenses shall also include any taxes, assessments, reassessments, or other fees or impositions with respect to the development, leasing, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, Building or Project or any portion thereof, including, without limitation, by or for Tenant, and all increases therein or reassessments thereof whether the increases or reassessments result from increased rate and/or valuation (whether upon a transfer of the Building or Project or any portion thereof or any interest therein or for any other reason). Operating Expenses shall not include inheritance or estate taxes imposed upon or assessed against the interest of any person in the Project, or taxes computed upon the basis of the net income of any owners of any interest in the Project. If it shall not be lawful for Tenant to reimburse Landlord for all or any part of such taxes, the monthly rental payable to Landlord under this Lease shall be revised to net Landlord the same net rental after imposition of any such taxes by Landlord as would have been payable to Landlord prior to the payment of any such taxes. All said taxes shall be prorated over the Project as defined in Paragraph 1.

         (2) Insurance. All insurance premiums and costs, including, but not limited to, any deductible amounts, premiums and other costs of insurance incurred by Landlord, including for the insurance coverage set forth in Paragraph 8.A herein.



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         (3)      Common Area Maintenance.

                  (a) Repairs, replacements, and general maintenance of and for the Building and Project and public and common areas and facilities of and comprising the Building and Project, including, but not limited to, the roof and roof membrane, elevators, mechanical rooms, alarm systems, pest extermination, landscaped areas, parking and service areas, driveways, sidewalks, truck staging areas, rail spur areas, fire sprinkler systems, sanitary and storm sewer lines, utility services, hearing/ventilation/air conditioning systems, electrical, mechanical or other systems, telephone equipment and wiring servicing, plumbing, lighting and any other items or areas which affect the operation or appearance of the Building or Project, which determination shall be at Landlord's discretion, except for those items expressly made the financial responsibility of Landlord pursuant to Paragraph 10 hereof, those items to the extent paid for by the proceeds of insurance; and those attributable solely or jointly to specific tenants of the Building or Project.

                  (b) Repairs, replacements, and general maintenance shall include the cost of any capital improvements in excess of $20,000 made to or capital assets acquired for the Project or Building that in Landlord's discretion may reduce any other Operating Expenses, including present or future repair work, are reasonably necessary for the health and safety of the occupants of the Building or Project, or are required to comply with any Regulation, such costs or allocable portions thereof to be amortized over the useful life of said maintenance or capital improvements together with Tenant's prorata share of Landlord's interest on funds plus reasonable finance charges borrowed for said purposes.

                  (c) Payment under or for any easement, license, permit, operating agreement, declaration, restrictive covenant or instrument relating to the Building or Project.

(d) All expenses and rental related to services and costs of supplies, materials and equipment used in operating, managing and maintaining the Premises, Building and Project, the equipment therein and the adjacent sidewalks, driveways, parking and service areas, including, without limitation, expenses related to service agreements regarding security, fire and other alarm systems, janitorial services to the extent not addressed in Paragraph 11 hereof, window cleaning, elevator maintenance, Building exterior maintenance, landscaping and expenses related to the administration, management and operation of the Project, including without limitation salaries, wages and benefits below the title of Vice President and limited to those parties working directly on the Project and prorated appropriately, as reasonably determined by Landlord, among the Building(s) for which they are responsible.

                  (e) The cost of supplying any services and utilities which benefit all or a portion of the Premises, Building or Project to the extent not addressed in Paragraph 15 hereof.

                  (f) Legal expenses and the cost of audits by certified public accountants; provided, however, that legal expenses chargeable as Operating Expenses shall not include the cost of negotiating leases, collecting rents, evicting tenants nor shall it include costs incurred in legal proceedings with or against any tenant or to enforce the provisions of any lease.

                  (g) A management and accounting cost recovery fee equal to three percent (3%) of the sum of the Project's base rents and Operating Expenses (0ther than such management and accounting fee).

         In addition, notwithstanding anything in the definition of Operating Expenses in this Lease to the contrary, Operating Expenses shall not include the following, except to the extent specifically provided:

         (i)      Any ground lease rental;

         (ii) Costs of capital improvements, replacements or equipment and any depreciation or amortization expenses thereon, except to the extent included in Operating Expenses in Paragraph 7.A of this Lease;

         (iii) Rentals for items (except when needed in connection with normal repairs and maintenance of permanent systems) which if purchased, rather that rented, would constitute a capital improvement which is specifically excluded in clause (ii) above (excluding, however, equipment not affixed to the Building or Project which is used in providing janitorial or similar services);

         (iv) Costs incurred by Landlord for the repair of damage to the Building or Project, to the extent that Landlord is reimbursed by insurance proceeds;

         (v) Costs, including permit, license and inspection costs, incurred with respect tot he installation of tenant or other occupant improvements made for tenants or other occupants in the Building or the Project or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for or the premises of other tenants or other occupants of the Building.

         (vi) Marketing costs, including leasing commissions, attorneys' fees in connection with the negotiation and preparation or enforcement of letters, deal memos, letters of intent, leases, subleases and/or assignments, space planning costs, and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions with present or prospective tenants or other occupants of the Building or the Project;

         (vii) Costs incurred by Landlord due to the violation by Landlord of the terms and conditions of any lease of space in the Building or the Project;

         (viii) Except to the extent included in Operating Expenses in Paragraph 7.A(3) above, interest, principal, points and fees on debt or amortization payments on any mortgage or deed of trust or any other debt instrument encumbering the Building or Project or the land on which the Building or Project is situated;

         (ix) Except for making repairs or keeping permanent systems in operation while repairs are being made, rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment ordinarily considered to be of a capital nature, except equipment not affixed to the Building or Project which is used in providing janitorial or similar services;

         (x) Advertising and promotional expenditures (except for retail property promotions);

         (xi) Costs incurred in connection with upgrading the Building or Project to comply with disability, life, fire and safety codes in effect prior to the issuance of the temporary certificate of occupancy for the Building;

         (xii) Interest, fines or penalties incurred as a result of Landlord's failure to make payments when due unless such failure is commercially reasonable under the circumstances;

         (xiii) Costs arising from Landlord's charitable or political contributions;

         (xiv) Costs for acquisition of sculpture, paintings or other objects of art in common areas;

         (xv) The depreciation of the Building and other real property structures in the Project;

         (xvi) Landlord's general corporate overhead and general administrative expenses not related to the operation of the Building or the Project; except as specifically set forth in Paragraph 7.A of this Lease;

         (xvii) Any bad debt loss, rent or reserves for bad debts or rent loss, or reserves for equipment or capital replacement.

If the rentable area of the Building and/or Project is not fully occupied during any fiscal year of the Term as determined by Landlord, an adjustment may be made in Landlord's discretion in computing the Operating Expenses for such year so that Tenant pays an equitable portion of all variable items (e.g., utilities, janitorial services and other component expenses that are affected by variations in occupancy levels) of Operating Expenses, as reasonably determined by Landlord; provided, however, that in no event shall Landlord be entitled to collect in excess of one hundred percent (100%) of the total Operating Expenses from all of the tenants in the Building or Project, as the case may be.

         Operating Expenses shall not include the cost of providing tenant improvements or other specific costs incurred for the account of, separately billed to and paid by specific tenants of the Building or Project, the initial construction cost of the Building, or debt service on any mortgage or deed of trust recorded with respect to the Project other than pursuant to Paragraph 7.A(3)(b) above. Notwithstanding anything herein to the contrary, in any instance wherein Landlord, in Landlord's sole discretion, deems Tenant to be responsible for any amounts greater than Tenant's Proportionate Share, Landlord shall have the right to allocate costs in any manner Landlord reasonable deems appropriate.

         The above enumeration of services and facilities shall not be deemed to impose an obligation on Landlord to make available or provide such services or facilities except to the extent if any that Landlord has specifically agreed elsewhere in this Lease to make the same available or provide the same. Without limiting the generality of the foregoing, Tenant acknowledges and agrees that it shall be responsible for providing adequate security for its use of the Premises, the Building and the Project and that Landlord shall have no obligation or liability with respect thereto, except to the extent if any that Landlord has specifically agreed elsewhere in this Lease to provide the same.

B. Payment of Estimated Operating Expense. "Estimated Operating Expenses" for any particular year shall mean Landlord's estimate of the Operating Expenses for such fiscal year made with respect to such fiscal year as hereinafter provided. Landlord shall have the right from time to time to revise its fiscal year and interim accounting periods so long as the periods as so revised are reconciled with prior periods in a reasonable manner. During the last month of each fiscal year during the Term, or as soon thereafter as practicable, Landlord shall give Tenant written notice of the estimated Operating Expenses for the ensuring fiscal year. Tenant shall pay Tenant's Proportionate Share of the Estimate Operating Expenses with installments of Base Rent for the fiscal year to which the Estimate Operating Expenses applies in monthly installments on the first day of each calendar month during such year, in advance. Such payment shall be construed to be Additional Rent for all purposes hereunder. If at any time during the course of the fiscal year, Landlord determines that Operating Expenses are projected to vary from the then Estimated Operating Expenses by more than five percent (5%), Landlord may, by written notice to Tenant, revise the Estimated Operating Expenses for the balance of such fiscal year, and Tenant's monthly installments for the remainder of such year shall be adjusted so that by the end of such fiscal year Tenant has paid to Landlord Tenant's Proportionate Share of the revised Estimated Operating Expenses for such year, such revised installment amounts to be Additional Rent for all purposes hereunder.

C. Computation of Operating Expense Adjustment. "Operating Expense Adjustment" shall mean the difference between Estimated Operating Expenses and actual Operating Expenses for any fiscal year determined as hereinafter provided. Within one hundred twenty (120) days after the end of each fiscal year just ended, accompanied by a computation of Operating Expense Adjustment. If such statement shows that Tenant's payment based upon Estimated Operating Expenses is less than Tenant's Proportionate Share of Operating Expenses, then Tenant shall pay to Landlord the difference within twenty (20) days after receipt of such statement, such payment to constitute Additional Rent for all purposes hereunder. If such statement shows that Tenant's payments of Estimated Operating Expenses exceed Tenant's Proportionate Share of Operating Expenses, then (provided that Tenant is not in default under this Lease) Landlord shall pay to Tenant the difference within twenty (20) days after delivery of such statement to Tenant. If this Lease has been terminated or the Term hereof has expired prior to the date of such statement, then the Operating Expense Adjustment shall be paid by the appropriate party within twenty (20) days after the date of delivery of the statement. Should this Lease commence or terminate at any time other than the first day of the fiscal year, Tenant's Proportionate Share of the Operating Expense Adjustment shall be prorated based on a month of 30 days and the number of calendar months during such fiscal year that this Lease is in effect. Notwithstanding anything to the contrary contained in Paragraph 7.A or 7.B, Landlord's failure to provide any notices or statements within the time periods specified in those paragraphs shall in no way excuse Tenant from its obligation to pay Tenant's Proportionate Share of Operating Expenses.

D. Net Lease. This shall be a triple net Lease and Base Rent shall be paid to Landlord absolutely net of all costs and expenses, except as specifically provided to the contrary in this Lease. The provisions for payment of Operating Expenses and the Operating Expense Adjustment are intended to pass on to Tenant and reimburse Landlord for all costs and expenses of the nature described in Paragraph 7.A incurred in connection with the ownership, management, maintenance, repair, preservation, replacement and operation of the Building and/or Project and its supporting facilities and such additional facilities now and in subsequent years as may be determined by Landlord to be necessary or desirable to the Building and/or Project, and with all such expenses passed through to the Tenant as appropriate based on generally accepted accounting principals.

E. Tenant Audit. If Tenant shall dispute the amount set forth in any statement provided by Landlord under Paragraph 7.B or 7.C above, Tenant shall have the right, not later than twenty (20) days following receipt of such statement and upon the condition that Tenant shall first deposit with Landlord the full amount in dispute, to cause Landlord's books and records with respect to Operating Expenses for such fiscal year to be audited by certified public accountants selected by Tenant and subject to Landlord's reasonable right of approval. The Operating Expense Adjustment shall be appropriately adjusted on the basis of such audit. If such audit discloses a liability for a refund in excess of five percent (5%) of Tenant's Proportionate Share of the Operating Expenses previously reported, the cost of such audit shall be borne by Landlord, otherwise the cost of such audit shall be paid by Tenant. If Tenant shall not request an audit in accordance with the provisions of this Paragraph 7.E within twenty (20) days after receipt of Landlord's statement provided pursuant to Paragraph 7.B or 7.C, such statement shall be final and binding for all purposes hereof.

                        8. INSURANCE AND INDEMNIFICATION

A. Landlord's Insurance. All insurance maintained by Landlord shall be for the sole benefit of Landlord and under Landlord's sole control.

         (1) Property Insurance. Landlord agrees to maintain property insurance insuring the Building against damage or destruction due to risk including fire, vandalism, and malicious mischief in an amount not less than the replacement cost thereof, in the form and with deductibles and endorsements as selected by Landlord. At its election, Landlord may instead (but shall have no obligation to) obtain "All Risk" coverage, and may also obtain earthquake, pollution, and/or flood insurance in amounts selected by Landlord.

         (2) Optional Insurance. Landlord, at Landlord's option, may also (but shall have no obligation to) carry insurance against loss of rent, in an amount equal to the amount of Base Rent and Additional Rent that Landlord could be required to abate to all Building tenants in the event of condemnation or casualty damage for a period of twelve (12) months. Landlord may also (but shall have no obligation to ) carry such other insurance as Landlord may deem prudent or advisable, including, without limitation, liability insurance in such amounts and on such terms as Landlord shall determine. Landlord shall not be obligated to insure, and shall have no responsibility whatsoever for any damage to, any furniture, machinery, goods, inventory or supplies, or other personal property or fixtures which Tenant may keep or maintain in the Premises, or any leasehold improvements, additions or alterations within the Premises.

B.       Tenant's Insurance.

         (1) Property Insurance. Tenant shall procure at Tenant's sole cost and expense and keep in effect from the date of this Lease and at all times until the end of the Term, insurance on all personal property and fixtures of Tenant and all improvements, additions or alterations made by or for Tenant to the Premises on an "All Risk" basis, insuring such property for the full replacement value of such property. Notwithstanding anything to the contrary contained in this Paragraph 8B(1), prior to or upon occupancy of the Premises by Tenant, Tenant shall purchase form Landlord, for a value of $1.00, all above-standard tenant improvements including, but not limited to, clean rooms, all HVAC, all electrical, and all plumbing equipment servicing said clean rooms, safety showers, and change rooms located on the Premises. Upon the expiration or earlier termination of this Lease, Tenant shall either (i) return to Landlord said above-standard tenant improvements in their then existing condition; or (ii) remove said above-standard tenant improvements at Landlord's sole discretion upon surrender of the Premises pursuant to Paragraph 36 of this Lease. In exchange for said transfer by Landlord to Tenant of said above-standard tenant improvements, Tenant shall procure and maintain at all times during the term of this Lease adequate property insurance for the full replacement value of such above-standard tenant improvements, including replacement of said above-standard improvements in the event of Casualty Damage as described in Paragraph 24 of this Lease.

         (2) Liability Insurance. Tenant shall procure at Tenant's sole cost and expense and keep in effect from the date of this Lease and at all times until the end of the Term Commercial General Liability insurance covering bodily injury and property damage liability occurring in or about the Premises or arising out of the use and occupancy of the Premises and the Project, and any part of either, and any areas adjacent thereto, and the business operated by Tenant or by any other occupant of the Premises. Such insurance shall include contractual liability coverage insuring all of Tenant's indemnity obligations under this Lease. Such coverage shall have a minimum combined single limit of liability of at least Two Million Dollars ($2,000,000.00) and a minimum general aggregate limit of Three Million Dollars ($3,000,000.00), with an "additional Insured - Managers or Lessors of Premises Endorsement" and the "Amendment of the Pollution Exclusion Endorsement." All such policies shall be written to apply to all bodily injury (including death), property damage or loss, personal and advertising injury and other covered loss, however occasioned, occurring during the policy term, shall be endorsed to add Landlord and any party holding an interest to which this Lease may be subordinated as an additional insured, and shall provided that such coverage shall be "primary" and non-contributing with any insurance maintained by Landlord, which shall be excess insurance only. Such coverage shall also contain endorsements including employees as additional insureds if not covered by Tenant's Commercial General Liability Insurance. All such insurance shall provide for the severability of interests of insureds; and shall be written on an "occurrence" basis, which shall afford coverage for all claims based on acts, omissions, injury and damage, which occurred or arose (or the onset of which occurred or arose) in whole or in part during the policy period.

         (3) Workers' Compensation and Employers' Liability Insurance. Tenant shall carry Workers' Compensation Insurance as required by any Regulation, throughout the Term at Tenant's sole cost and expense. Tenant shall also carry Employers' Liability Insurance in amounts not less than One Million Dollars ($1,000,000) each accident for bodily injury by accident; One Million Dollars ($1,000,000) policy limit for bodily injury by disease; and One Million Dollars ($1,000,000) each employee for bodily injury by disease, throughout the Term at Tenant's sole cost and expense.

         (4) Commercial Auto Liability Insurance. Tenant shall procure at Tenant's sole cost and expense and keep in effect from the date of this Lease and at all times until the end of the Term commercial auto liability insurance with a combined limit of not less than One Million Dollars

         ($1,000,000) for bodily injury and property damage for each accident. Such insurance shall cover liability relating to any auto (including owned, hired and non-owned autos).

         (5) General Insurance Requirements. All coverages described in this Paragraph 8.B shall be endorsed to (I) provide Landlord with thirty
         (30) days' notice of cancellation or change in terms; and (ii) waive all rights or subrogation by the insurance carrier against Landlord. If at any time during the Term the amount or coverage of insurance which Tenant is required to carry under this Paragraph 8.B is, in Landlord's reasonable judgment, materially less than the amount or type of insurance coverage typically carried by owners or tenants of properties located in the general area in which the Premises are located which are similar to and operated for similar purposes as the Premises or if Tenant's use of the Premises should change with or without Landlord's consent. Landlord shall have the right to require Tenant to increase the amount or change the types of insurance coverage required under this Paragraph 8.B. All insurance policies required to be carried by Tenant under this Lease shall be written by companies rate A X or better in "Best's Insurance Guide" and authorized to do business in the State of Oregon. In any event deductible amounts under all insurance policies required to be carried by Tenant under this Lease shall not exceed Five Thousand Dollars ($5,000.00) per occurrence. Tenant shall deliver to Landlord on or before the Term Commencement Date, and thereafter at least thirty (30) days before the expiration dates of the expired policies, certified copies of Tenant's insurance policies, or a certificate evidencing the same issued by the insurer thereunder; and, if Tenant shall fail to procure such insurance, or to deliver such policies or certificates, Landlord may, Landlord's option and in addition to Landlord's other remedies in the event of a default by Tenant hereunder, procure the same for the account of Tenant, and the cost thereof shall be paid to Landlord as Additional Rent.

C. Indemnification. Tenant shall indemnify, defend by counsel reasonably acceptable to Landlord, protect and hold Landlord harmless from and against any and all claims, liabilities, losses, costs, loss of rents, liens, damages, injuries or expenses, including reasonable attorneys' and consultants' fees and court costs, demands, causes of action, or judgments, directly or indirectly arising out of or related to: (1) claims of injury to or death of persons or damage to property occurring or resulting directly or indirectly from the use of occupancy of the Premises, Building or Project by Tenant or Tenant's Parties, or from activities or failures to act of Tenant or Tenant's parties; (2) claims arising from work or labor performed, or for materials or supplies furnished to or at the request of Tenant in connection with performance of any work done for the account of Tenant within the Premises or Project; (3) claims arising from any breach or default on the part of Tenant in the performance of any covenant contained in this Lease; and (4) claims arising from the gross negligence or intentional acts or omissions of Tenant or Tenant's Parties. The foregoing indemnity by Tenant shall not be applicable to claims to the extent arising from the gross negligence or willful misconduct of Landlord. Landlord shall not be liable to Tenant and Tenant hereby waives all claims against Landlord for any injury or damage to any person or property in or about the Premises, Building or Project by or from any cause whatsoever (other than Landlord's gross negligence or willful misconduct ) and, without limiting the generality of the foregoing, whether caused by water leakage of any character from the roof, walls, basement or other portion of the Premises, Building or Project, or caused by gas, fire, oil or electricity in, on or about the Premises, Building or Project. Landlord shall indemnify, defend by counsel reasonably acceptable to Tenant, protect and hold Tenant harmless from and against any and all claims, liabilities, losses, costs, damages, injuries or expenses, including reasonable attorneys' and consultants' fees and court costs, demands, causes of action, or judgments arising out of or relating tot he gross negligence or willful misconduct or Landlord or Landlord's agents, employees or invitees. Notwithstanding the foregoing or anything to the contrary contained in this Lease, Landlord shall in no event be liable to Tenant and Tenant hereby waives all claims against Landlord for any injury or damage to any person or property in or about the Premises, Building, or Project, including without limitation the common areas, whether caused by theft, fire, rain or water leakage of any character from the roof, walls, plumbing, sprinklers, pipes, basement or any other portion of the Premises, Building or Project, or caused by gas, fire, oil or electricity in, on or about the Premises, Building or Project, or from any other systems except in each case to the extent caused by the gross negligence or willful misconduct of Landlord, or by acts of God (including without limitation flood or earthquake), acts of a public enemy, riot, strike, insurrection, war, court order, requisition, or order of governmental body or authority or from any other cause whatsoever, or for any damage or inconvenience which may arise through repair, subject to and except as expressly otherwise provided in Paragraph 9 or 10 of this Lease (except to the extent caused directly by the gross negligence or willful misconduct of the Landlord). In addition, Landlord shall in no event be liable for (I) injury to Tenant's business or any loss of income or profit therefrom or from consequential damages, or (ii) sums up to the amount of insurance proceeds received by Tenant. The foregoing indemnity of Landlord shall not be applicable to claims to the extent arising from the gross negligence or willful misconduct of Tenant or Tenant's Parties. The foregoing indemnity by Landlord shall survive the expiration or earlier termination of this Lease. The provisions of this Paragraph shall survive the expiration or earlier termination of this Lease.

                            9. WAIVER OF SUBROGATION

         To the extent permitted by law and without affecting the coverage provided by insurance to be maintained hereunder or any other rights or remedies, Landlord and Tenant each waive any right to recover against the other for: (a) damages for injury to or death of persons; (b) damages to property, including personal property; (c) damages to the Premises or any part thereof, and (d) claims arising by reason of the foregoing due to hazards covered by insurance maintained or required to be maintained pursuant to this Lease to the extent of proceeds recovered therefrom, or proceeds which would have been recoverable therefrom in the case of the failure of any party to maintain any insurance coverage required to be maintained by such party pursuant to this Lease. This provision is intended to waive fully, any rights and/or claims arising by reason of the foregoing, but only to the extent that any of the foregoing damages and/or claims referred to above are covered or would be covered, and only to the extent of such coverage, by insurance actually carried or required to be maintained pursuant to this Lease by either Landlord or Tenant. This provision is also intended to waive fully, and for the benefit of each party, any rights and/or claims which might give rise to a right of subrogation on any insurance carrier. Subject to all qualifications of this Paragraph 9, Landlord waives its rights as specified in this Paragraph 9 with respect to any subtenant that it has approved pursuant to Paragraph 21 but only in exchange for the written waiver of such rights to be given by such subtenant to Landlord upon such subtenant taking possession of the Premises or a portion thereof. Each party shall cause each insurance policy obtained by it to provide that the insurance company waives all right of recovery by way of subrogation against either party in connection with any damage covered by any policy.

                     10. LANDLORD'S REPAIRS AND MAINTENANCE

         Landlord shall at Landlord's expense maintain in good repair, reasonable wear and tear excepted, the structural soundness of the roof, foundations, and exterior walls of the Building. The term "exterior walls" as used herein shall not include windows, glass or plate glass doors, dock bumpers or dock plates, special store fronts or office entries. Any damage caused by or repairs necessitated by any negligence or act of Tenant or Tenant's Parties may be repaired by Landlord at Landlord's option and Tenant's expense. Tenant shall immediately give Landlord written notice of any defect or need or repairs in such components of the Building for which Landlord is responsible, after which Landlord shall have a reasonable opportunity and the right to enter the Premises at all reasonable times to repair same; and Landlord agrees that if Landlord does not commence any Landlord repair within fourteen (14) days after a written request from Tenant to Landlord to conduct such repair and thereafter diligently pursue such repair, Tenant shall have the right upon five (5) days' written notice to commence such repair and bill Landlord for the cost thereof; provided that if Landlord disputes the need for such repair, within fourteen (14) days after the date of Tenant's written request, Tenant shall not have the right to make such a repair; provided further, if any emergency situation exists in which a Landlord repair must be commenced immediately to avoid material damage to a material portion of Tenant's Personal Property or Equipment and Landlord does not commence such repair within three (3) days of written notice from Tenant of the need for such repair, Tenant shall have the right to commence such repair and bill Landlord for the cost thereof. Landlord shall reimburse Tenant for said repairs within twenty (20) days of receipt of a bill from Tenant. Landlord's liability with respect to any defects, repairs, or maintenance for which Landlord is responsible under any of the provisions of this Lease shall be limited to the cost of such repairs or maintenance, and there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of repairs, alterations or improvements in or to any portion of the Premises, the Building or the Project or to fixtures, appurtenances or equipments in the Building, except as provided in Paragraph 24. By taking possession of the Premises, Tenant accepts them "as is," as being in good order, condition and repair and the condition in which Landlord is obligated to deliver them and suitable for the Permitted Use and Tenant's intended operations in the Premises, whether or not any notice of acceptable is given.

                      11. TENANT'S REPAIRS AND MAINTENANCE

         Tenant shall at all times during the Term at Tenant's expense, and subject to normal wear and tear, maintain all parts of the Premises and such portions of the Building as are within the exclusive control of Tenant in a first-class, good, clean and secure condition and promptly make all necessary repairs and replacements, as determined by Landlord, including but not limited to, all windows, glass, doors, walls, including demising walls, and wall finishes, floors and floor covering, heating, ventilating and air conditioning systems, ceiling insulation, truck doors, hardware, dock bumpers, dock plates and levelers, plumbing work and fixtures, downspouts, entries, skylights, smoke hatches, roof vents, electrical and lighting systems, and fire sprinklers, with materials and workmanship of the same character, kind and quality as the original. Tenant shall at Tenant's expense also perform regular removal of trash and debris. If Tenant uses rail and if required by the railroad company, Tenant agrees to sign a joint maintenance agreement governing the use of the rail spur, if any. Tenant shall, at Tenant's own expense, enter into a regularly scheduled preventative maintenance/service contract with a maintenance contractor for servicing all hot water, hearing and air conditioning systems and equipment within or serving the Premises. The maintenance contractor and the contract must be approved by Landlord. The service contract must include all services suggested by the equipment manufacturer within the operation/maintenance manual and must become effective and a copy thereof delivered to Landlord within (30) days after the Term Commencement Date. Landlord may, upon notice to Tenant, enter into such a service contract on behalf of Tenant or perform the work and in either case charge Tenant the cost thereof along with a reasonable amount for Landlord's overhead. Notwithstanding anything to the contrary contained herein, Tenant shall, at its expense, promptly repair any damage to the Premises or the Building or Project resulting from or caused by any negligence or act of Tenant or Tenant's Parties to the extent that insurance proceeds are unavailable or insufficient to pay for such repairs. Nothing herein shall expressly or by implication render Tenant Landlord's agent or contractor to effect any repairs or maintenance required of Tenant under this Paragraph 11, as to all of which Tenant shall be solely responsible.

                                 12. ALTERATIONS

A. Tenant shall not make, or allow to be made, any alterations, physical additions, improvements or partitions, including without limitation the attachment of any fixtures or equipment, in, about or to be Premises ("Alterations") without obtaining the prior written consent of Landlord, which consent shall not be unreasonable withheld with respect to proposed Alterations which: (a) comply with all applicable Regulations; (b) are, in Landlord's opinion, compatible with the Building or the Project and its mechanical, plumbing, electrical, hearing/ventilation/air conditioning systems, and will not cause the Building or Project or such systems to be required to be modified to comply with any Regulations (including, without limitation, the Americans with Disabilities Act); and (c) will not interfere with the use and occupancy of any other portion of the Building or Project by any other tenant or its invitees. Specifically, but without limiting the generality of the foregoing, Landlord shall have the right of written consent, which shall not be unreasonably withheld, conditioned, or delayed, for all plans and specifications for the proposed Alterations, construction means and methods, all appropriate permits and licenses, any contractor or subcontractor to be employed on the work of Alterations, and the time for performance of such work, and may impose rules and regulations for contractors and subcontractors performing such work. Landlord's consent to Tenant's contractor and subcontractor, will not be unreasonably withheld. Notwithstanding the foregoing, Tenant shall have the right, without consent, but upon at least ten (10) business days' prior written notice (as provided under Paragraph 12.B below) to Landlord, to make non-structural. Alterations within the interior of the Premises (and which are not visible from the outside of the Premises), which do not impair the value of the Building, and which cost, in the aggregate, less than Ten Thousand Dollars ($10,000.00) in any twelve (12) month period during the Term of this Lease, and except for subtenant tenant improvements which cost, in the aggregate, less than Ten Thousand Dollars ($10,000.00) and that are non-structural, that may be required after the time period of December 31, 2000, provided that such

Alterations shall nevertheless be subject to all of the remaining requirements of this Paragraph 12, including without limitation, subparagraph (a) through (c) above, other than the requirement of Landlord's prior consent. In addition all Alterations shall be performed by duly licensed contractors or subcontractors reasonable acceptable to Landlord, proof of insurance shall be submitted to Landlord as required under Paragraph 8.B above, and Landlord reserves the right to impose reasonable rules and regulations for contractors and subcontractors. Landlord's consent to Tenant's contractor and subcontractor will not be unreasonable withheld. Tenant shall, if requested by Landlord, promptly furnish Landlord with complete as-built plans and specifications for any Alterations performed by Tenant to the Premises, at Tenant's sole cost and expense. Tenant shall also supply to Landlord any documents and information reasonable request by Landlord in connection with Landlord's consideration of a request for approval hereunder. Tenant shall cause all Alterations to be accomplished in a first-class, good and workmanlike manner, and to comply with all applicable Regulations and Paragraph 27 hereof. Tenant shall at Tenant's sole expense, perform any additional work required under applicable Regulations due to the Alterations hereunder. No review or consent by Landlord of or to any proposed Alteration or additional work shall constitute a waiver of Tenant's obligations under this Paragraph 12. Tenant shall reimburse Landlord for all costs which Landlord may incur in connection with granting approval to Tenant for any such Alterations, including any costs or expenses which Landlord may incur in electing to have outside architects and engineers review said plans and specifications and shall pay Landlord an administration fee five percent (5%) of the cost of the Alterations as Additional Rent hereunder. All such Alterations shall remain the property of Tenant until the expiration or earlier termination of this Lease, at which time they shall be and become the property of Landlord; provided, however, that Landlord may, at Landlord's option, required that Tenant, at Tenant's expense, remove any or all Alterations made by Tenant and restore the Premises by the expiration or earlier termination of this Lease, to their condition existing prior to the construction of any such Alterations; provided further, that Landlord shall, at the time Landlord approves each Alteration, advise Tenant as to whether Landlord will required such Alteration to be removed upon the expiration or early termination of this Lease. All such removals and restoration shall be accomplished in a first-class and good and workmanlike manner so as not to cause any damage to the Premises or Project whatsoever. If Tenant fails to remove such Alterations or Tenant" trade fixtures or furniture or other personal property, Landlord may keep and use them or remove any of them and cause them to be stored or sold in accordance with applicable law, at Tenant's sole expense. In addition to and wholly apart from Tenant's obligation to pay Tenant's Proportionate Share of Operating Expenses, Tenant shall be responsible for and shall pay prior to delinquency any taxes or governmental service fees, possessory interest taxes, fees or charges in lieu of any such taxes, capital levies, or other charges imposed upon, levied with respect to or assessed against its fixtures or personal property, on the value of Alterations within the Premises, and on Tenant's interest pursuant to this Lease, or any increase in any of the foregoing based on such Alterations. To the extent that any such taxes are not separately assessed or billed to Tenant, Tenant shall pay the amount thereof as invoiced to Tenant by Landlord.

         At Landlord's reasonable election and provided Landlord has notified Tenant along with its approval of said alterations, Tenant shall pay to Landlord the cost of removing any such Alterations and restoring the Premises to their original condition and such amount may be deducted from the Security Deposit or any other sums or amounts held by Landlord under this Lease.

B. In compliance with Paragraph 27 hereof, at least ten (10) business days before beginning construction of any Alteration, Tenant shall give Landlord written notice of the expected commencement date of that construction to permit Landlord to post and record a notice of non-responsibility. Upon substantial completion of construction, if the law so provides, Tenant shall cause a timely notice of completion to be recorded in the office of the recorder of the county in which the Building is located.

C. Notwithstanding anything to the contrary contained in Paragraph 12.A, at the time Landlord gives its consent for any Alterations after the initial tenant improvements, Tenant shall also be notified whether or not Landlord will require that such Alterations be removed upon the expiration or earlier termination of this Lease. If Landlord fails to so notify Tenant, it shall be assumed that Landlord will required their removal.

                                    13. SIGNS

Tenant shall not place, install, paint or maintain any signs, notices, graphics or banners whatsoever or any window decor which is visible in or from public view or corridors, the common areas or the exterior of the Premises or the Building, in or on any exterior window or window fronting upon any common areas or service area or upon any truck doors or man doors without Landlord's prior written approval which Landlord shall have the right to withhold in its absolute and sole discretion; provided that Tenant's name shall be included in any Building-standard door and director signage, if any, in accordance with Landlord's Building signage program, including without limitation, payment by Tenant of any fee charged by Landlord for maintaining such signage, which, fee shall constitute Additional Rent hereunder. Any installation of signs, notices, graphics or banners on or about the Premises or Project approved by Landlord shall be subject to any Regulations and to any other requirements imposed by Landlord. Tenant shall remove all such signs or graphics by the expiration or any earlier termination of this Lease. Such installations and removals shall be made in such manner as to avoid injury to or defacement of the Premises, Building or Project and nay other improvements contained therein, and Tenant shall repair any injury or defacement including without limitation discoloration caused by such installation or removal. Notwithstanding the foregoing, Tenant shall have the exclusive right to place on-building signage at Tenant's expense at two locations on the Building. Landlord and Tenant agree to work together to ensure all signage is professional and of a first-class nature. However, all signage shall require Landlord's written approval as to size, location, design and content, which approval shall not be unreasonable withheld, delayed or conditioned.

                         14. INSPECTION/POSTING NOTICES

After reasonable notice, except in emergencies where no such notice shall be required, Landlord and Landlord's agents and which shall be accompanied by a Tenant representatives, shall have the right to enter the Premises to inspect the same, to clean, to perform such work as may be permitted or required hereunder, to make repairs, improvements or alterations to the Premises, Building or Project or to other tenant spaces therein, to deal with emergencies, to post such notices as may be permitted or required by law to prevent the perfection of liens against Landlord's interest in the Project or to exhibit the Premises to prospective tenants, purchasers, encumbrances or others, or for any other purposes as Landlord may deem necessary or desirable; provided, however, that Landlord shall use reasonable efforts not to unreasonable interfere with Tenant's business operations. Tenant shall not be entitled to any abatement of Rent by reason of the exercise of any such right of entry. Tenant waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Tenant's vaults and safes or special security areas (designated in advance), and Landlord shall have the right to use any and all means which Landlord may deem necessary or proper to open said doors in an emergency, in order to obtain entry to any portion of the Premises, and any entry to the Premises or portions thereof obtained by Landlord by any of said means, or otherwise, shall not be construed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction, actual or constructive, of Tenant from the Premises or any portions thereof. At any time within six (6) months prior to the expiration of the Term or following any earlier termination of this Lease or agreement to terminate this Lease, Landlord shall have the right to erect on the Premises, Building and/or Project a suitable sign indicating that the Premises are available for lease. Landlord and it's agents shall maintain confidentiality with regards to Tenant trade secrets or other confidential material they may observe in the course of any inspection.

                           15. SERVICES AND UTILITIES

A. Tenant shall pay directly for all water, gas, heat, air conditioning, light, power, telephone, sewer, sprinkler charges and other utilities and services used on or from the Premises, together with any taxes, penalties, surcharges or the like pertaining thereto, and maintenance charges for utilities and shall furnish all electric light bulbs, ballasts and tubes. If any such services are not separately billed or metered to Tenant, Tenant shall pay a proportion, as determined by Landlord, of all charges jointly serving other premises. All sums payable under this Paragraph 15 shall constitute Additional Rent hereunder.

B. Tenant acknowledges that Tenant has inspected and accepts the water, electricity, heat and air conditioning and other utilities and services being supplied or furnished to the Premises as of the date Tenant takes possession of the Premises, if any, as being sufficient in their present condition, "as is," for the Permitted Use, and for Tenant's intended operations in the Premises. Tenant agrees to keep and cause to be kept closed all window covering when necessary because of the sun's position, and Tenant also agrees at all times to cooperate fully with Landlord and to abide by all of the regulations and requirements which Landlord may prescribe for the proper functioning and protection of electrical, heating, ventilating and air conditioning systems.

C. Landlord shall not be liable for any damages directly or indirectly resulting from nor shall the Rent or any monies owed Landlord under this Lease herein reserved be abated by reason of: (a) the installation, use or interruption of use of any equipment used in connection with the furnishing of any such utilities or services, or any change in the character or means of supplying or providing any such utilities or services or any supplier thereof; (b) the failure to furnish or delay in furnishing any such utilities or services when such failure or delays caused by acts of God or the elements, labor disturbances of any character, or any other accidents or other conditions beyond the reasonable control of Landlord or because of any interruption of service due to Tenant's use of water, electric current or other resource in excess of that being supplied or furnished for the use of the Premises as of the date Tenant takes possession of the Premises; or (c) the inadequacy, limitation, curtailment, rationing or restriction on use of water, electricity, gas or any other form of energy or any other service or utility whatsoever serving the Premises or Project otherwise, or (d) the partial or total unavailability of any such utilities or services to the Premises or the Building, whether by Regulation or otherwise; nor shall any such occurrence constitute an actual or construction eviction of Tenant. Landlord shall further have no obligation to protect or preserve any apparatus, equipment or device installed by Tenant in the Premises, including without limitation by providing additional or after-hours heating or air conditioning. Landlord shall be entitled to cooperate voluntarily and in a reasonable manner with the efforts of national, state or local governmental agencies or utility suppliers in reducing energy or other resource consumption. The obligation to make services available hereunder shall be subject to the limitations of any such voluntary, reasonable program. In addition, Landlord reserves the right to change the supplier or provider of any such utility or service from time to time.

D. Notwithstanding anything to the contrary contained in this Lease, in the event of interruption of any services or utilities necessary for the conduct of Tenant's primary business, Landlord shall make reasonable efforts to restore such services or utilities. If the failure or interruption of an essential service or utility (i) is the result of the gross negligence of Landlord or its agents, and (ii) repair of such interruption is within Landlord's reasonable control, and (iii) continues to substantially interfere with the conduct of Tenant's business in the Premises for more than five (5) days after notice of such interruption or failure shall have been given to Landlord, the Base Rent to be paid under this Lease shall be abated to such an extent as is fair and reasonable under the circumstances based on the degree of interference from the date of Tenant's notice to Landlord of such interruption until such service or utility is restored. If the failure or interruption of an essential service or utility (i.) is not due to a fire or other casualty or to any act, neglect or omission of Tenant or any of the Tenant's Parties, and (ii) its cure is beyond the reasonable control of Landlord and (iii) continues and substantially interferes with the conduct of Tenant's business in the Premises for more than fifteen (15) business days after notice of such interruption or failure shall have been given to Landlord, then the Bas Rent to be paid under this Lease shall be abated to such an extent as is fair and reasonable under the circumstances based on the degree of interference from the date of Tenant's notice to Landlord of such interruption until such service or utility is restored. If the failure or interruption of an essential service or utility (i.) is the result of the gross negligence of the Landlord or its agents, and (ii) repair of such interruption is within Landlord's reasonable control, and (iii) continues or substantially interferes with the conduct of Tenant's business in the Premises for more than ninety (90) days after notice of such interruption or failure shall have been given to Landlord, then Tenant shall have the option to terminate this Lease upon written notice to Landlord of its election to terminate the Lease, which notice must be given to Landlord no later than ten
(10) days following the end of such ninety (90) day period.

                                16. SUBORDINATION

Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, this Lease shall be and is hereby declared to be subject and subordinate at all times to: (a) all ground leases or underlying lease which may now exist or hereafter be executed affecting the Premises and/or the land upon which the Premises and Project are situated, or both; and (b) any mortgage or deed of trust which may now exist or be placed upon the Building, the Project and/or the land upon which the Premises or the Project are situated, or said ground leases or underlying leases, or Landlord's interest or estate in any of said items which is specified as security. Notwithstanding the foregoing, Landlord shall have the right to subordinate or cause to be subordinated any such ground leases or underlying leases or any such liens to this Lease. If any ground lease or underlying lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination, attorn to and become the Tenant of the successor in interest to Landlord provided that Tenant shall not be disturbed in it possession under this Lease by such successor in interest so long as Tenant is not in default under this Lease. Within ten (10) days after request by Landlord, Tenant shall execute and deliver any additional documents evidencing Tenant's attornment or the subordination of this Lease with respect to any such ground leases or underlying leases or any such mortgage or deed of trust, in the form request by Landlord or by any ground landlord, mortgagee, or beneficiary under a deed of trust, subject to such nondisturbance requirement. If requested in writing by Tenant, Landlord shall use commercially reasonable efforts to obtain a subordination, nondisturbance and attornment agreement for the benefit of Tenant, Landlord shall use commercially reasonable efforts to obtain a subordination, nondisturbance and attornment agreement for the benefit of Tenant reflecting the foregoing from any current or future ground landlord, mortgagee or beneficiary, subject to such other terms and conditions as the ground landlord, mortgagee or beneficiary may require. In the event this Lease or the leasehold estate created hereunder is subject to the prior rights of any mortgagee or ground lessor, then Landlord shall secure from such mortgagee or ground lessor an agreement in writing whereby Tenant, so long as Tenant is not in default hereunder, may remain in possession of the Premises pursuant to the terms hereof and without any diminution of Tenant's rights should Landlord become in default with respect to such mortgage or ground lease or should the Premises become the subject of any action to foreclose any mortgage or to dispossess Landlord. Such agreement shall be secured and furnished to Tenant within sixty (60) days following the Term Commencement Date as defined herein.

Such agreement would provide, among other things, that the new owner following any foreclosure, sale or conveyance shall not be (i) liable for any act or omission of any prior landlord or with respect to events occurring prior to acquisition of ownership; (ii) subject to any offsets or defenses which Tenant might have against any prior landlord; (iii) bound by prepayment of more than one (1) month's Rent; or (iv) liable to Tenant for any security deposit not actually received by such new owner. Each ground landlord, mortgagee, or beneficiary under a deed of trust shall be an express third party beneficiary of the provisions of this Paragraph 16 and any other provisions of this Lease that are for the benefit of such party.

                            17. FINANCIAL STATEMENTS

         At the reasonable request of Landlord from time to time, Tenant shall provide to Landlord Tenant's and any guarantor's current financial statements or other information discussing financial worth of Tenant and any guarantor, which Landlord shall use solely for purposes of this Lease and in connection with the ownership, management, financing and disposition of the Project, and which Landlord shall keep confidential.

                            18. ESTOPPEL CERTIFICATE

Tenant agrees from time to time, within ten (10) days after request of Landlord, to deliver to Landlord, or Landlord's designee, an estoppel certificate stating that this Lease is in full force and effect, that this Lease has not been modified (or stating all modifications, written or oral, to this Lease), the date to which Rent has been paid, the unexpired portion of this Lease, that there are no current defaults bv Landlord or Tenant under this Lease (or specifying any such defaults), that the leasehold estate granted by this Lease is the sole interest of Tenant in the Premises and/or the land at which the Premises are situated, and such other matters pertaining to this Lease as may be reasonable request by Landlord or any mortgagee, beneficiary, purchaser or prospective purchaser of the Building or Project or any interest therein. Failure by Tenant to execute and deliver such certificate shall constitute an acceptance of the Premises and acknowledgment by Tenant that the statements included are true and correct without exception. Tenant agrees that if Tenant fails to execute and deliver such certificate within such ten (10) day period, Landlord may execute and deliver such certificate on Tenant's behalf and that such certificate shall be binding on Tenant. Landlord and Tenant intend that any statement delivered pursuant to this Paragraph may be relied upon by any mortgagee, beneficiary, purchaser or prospective purchaser of the Building or Project or any interest therein. The parties agree that Tenant's obligation to furnish such estoppel certificates in a timely fashion is a material inducement for Landlord's execution of this Lease, and shall be an event of default (without any cure period that might be provided under Paragraph 26.A(3) of this Lease) if Tenant fails to fully comply or makes any material misstatement in any such certificate.

                              19. SECURITY DEPOSIT

         Tenant agrees to deposit with Landlord upon execution of this Lease, a security deposit as stated in the Basic Lease Information (the "Security Deposit"), which sum shall be held and owned by Landlord, without obligation to pay interest, as security for the performance of Tenant's covenants and obligations under this Lease. The Security Deposit is not an advance rental deposit or a measure of damages incurred by Landlord in case of Tenant's default. Upon the occurrence of any event of default by Tenant, Landlord may from time to time, without prejudice to any other remedy provided herein or by the law, use such fund as a credit to the extent necessary to credit against any arrears of Rent or other payments due to Landlord hereunder, and any other damage, injury, expense or liability caused by such event of default, and Tenant shall pay to Landlord, on demand, the amount so applied in order to restore the Security Deposit to its original amount. Although the Security Deposit shall be deemed the property of Landlord, any remaining balance of such deposit shall be returned by Landlord to Tenant at such time after termination of this Lease that all of Tenant's obligations under this Lease have been fulfilled, reduced by such amounts as may be required by Landlord to remedy defaults on the part of Tenant in the payment of Rent or other obligations of Tenant under this Lease, to repair damage to the Premises, Building or Project caused by Tenant or any Tenant's Parties and to clean the Premises. Landlord may use and commingle the Security Deposit with other funds of Landlord. Notwithstanding anything to the contrary contained in this Paragraph 19, in lieu of a Security Deposit Tenant may provide Landlord with a Letter of Credit pursuant to Paragraph 38 K of this Lease.

                       20. LIMITATION OF TENANT'S REMEDIES

The obligation and liability of Landlord to Tenant for any default by Landlord under the terms of this Lease are not personal obligations of Landlord or of the individual or other partners of Landlord or its or their partners, directors, officers, or shareholders, and Tenant agrees to look solely to Landlord's interest in the Project for the recovery of any amount from Landlord, and shall not look to other assets of Landlord nor seek recourse against the assets of the individual or other partners of Landlord or its or their partners, directors, officers or shareholders. Any lien obtained to enforce any such judgement and any levy of execution thereon shall be subject and subordinate to any lien, mortgage or deed of trust on the Project. Under no circumstances shall Tenant have the right to offset against or recoup Rent or other payments due and to become due to Landlord hereunder except as expressly provided in Paragraph 23.B below, which Rent and other payments shall be absolutely due and payable hereunder in accordance with the terms hereof. Notwithstanding anything to the contrary contained in this Paragraph 20, Tenant shall have available to it all remedies allowable under Oregon law.

                          21. ASSIGNMENT AND SUBLETTING

A.       (1)      General.  This Lease has been negotiated to be and is granted as an accommodation to Tenant. Accordingly, this Lease is personal to Tenant, and Tenant's rights granted hereunder do not include the right to assign this Lease or sublease the Premises, or to receive any excess, either in installments or lump sum, over the Rent which is expressly reserved by Landlord as hereinafter provided, except as otherwise expressly hereinafter provided. Tenant shall not assign or pledge this Lease or sublet the Premises or any part thereof, whether voluntarily or by operation of law, or permit the use or occupancy of the Premises or any part thereof by anyone other than Tenant, or suffer or permit any such assignment, pledge, subleasing or occupancy, without Landlord's prior written consent except as provided herein. If Tenant desires to assign this Lease or sublet any or all of the Premises, Tenant shall give Landlord written notice (the "Transfer Notice") at least twenty (20) business days prior to the anticipated effective date of the proposed assignment or sublease, which shall contain all of the information reasonable requested by Landlord to address Landlord's decision criteria specified hereinafter. Landlord shall then have a period of ten (10) business days following receipt of the Transfer Notice to notify Tenant in Writing that Landlord elects either (i) to terminate this Lease as to the space so affected as of the so request by Tenant; or (ii) to consent to the proposed assignment or sublease, subject, however, to Landlord's prior written consent of the proposed assignee or subtenant and of any related documents or agreements associated with the assignment or sublease. If Landlord should fail to notify Tenant in writing of such election within said period, Landlord shall be deemed to have waived option (i) above, but written consent by Landlord of the proposed assignee or subtenant shall still be required. If Landlord should fail to notify Tenant in writing of such election within said period, Landlord shall be deemed to have waived option (i) above, but written consent by Landlord of the proposed assignee or subtenant shall still be required. If Landlord does not exercise option (i) above, Landlord's consent to a proposed assignment or sublease shall not be unreasonable withheld. Consent to any assignment or subletting shall not constitute consent to any subsequent transaction to which this Paragraph 21 applies. Notwithstanding the foregoing Tenant shall have the right to sublease or assign to affiliates or subsidiaries with Landlord's prior written consent, which shall not be unreasonable withheld, delayed or conditioned.

         (2) Conditions of Landlord's Consent. Without limiting the other instances in which it may be reasonable for Landlord to without Landlord's consent to an assignment or subletting, Landlord and Tenant acknowledge that it shall be reasonable for Landlord to withhold Landlord's consent in the following instances: if the proposed assignee does not agree to be bound by and assume the obligations of Tenant under this Lease in form and substance satisfactory to Landlord, the use of the Premises by such proposed assignee or subtenant would not be a Permitted Use or would violate any exclusivity or other arrangement which Landlord has with any other tenant or occupant or any Regulation; the assignment or subletting would entail any Alterations which would lessen the value of the leasehold improvements in the Premises or use of any Hazardous Materials or other noxious use or use which may disturb other tenants of the Project, or Tenant is in default of any obligation of Tenant under this Lease, or Tenant has defaulted under this Lease on three (3) or more occasions during any twelve (12) months preceding the date that Tenant shall request consent. In no event, however, shall Tenant or Tenant's agent solicit directly an present tenants in the Project for purposes of subletting Tenant's space, without landlord's prior written consent. Failure by or refusal of Landlord to consent to a proposed assignee or subtenant shall not cause a termination of this Lease. Upon a termination under paragraph 21.A(1)(i), Landlord may lease the Premises to any party, including parties with whom Tenant has negotiated an assignment or sublease, without incurring any liability to Tenant. At the option of Landlord, a surrender and termination of this Lease shall operate as an assignment to landlord of some or all subleases or subtenancies. Landlord shall exercise this option by giving notice of that assignment to such subtenants on or before the effective date of the surrender and termination. In connection with each request for assignment or subletting, Tenant shall pay to Landlord Landlord's standard fee of not to exceed $350.00 per transaction for approving such requests, as well as all costs incurred by Landlord or any mortgagee or groundlessor in approving each such requests, as well as all costs incurred by Landlord or any mortgagee or ground lessor in approving each such request and effecting any such transfer, including without limitation, reasonable attorney's fees.

B. Bonus Rent. Any Rent or other consideration realized by Tenant under any such sublease or assignment in excess of the Rent payable hereunder, after amortization of a reasonable brokerage commission incurred by Tenant, and after any approval costs and/or any administrative fees paid to Landlord for sublease Tenant Improvements, and after Tenant has recovered the cost of any tenant improvements paid for by Tenant and Tenant's other reasonable out of pocket costs of subleasing or assignment including, without limitation, reasonable attorneys' fees, shall be divided and paid , fifty percent (50%) to Tenant, fifty percent (50%) to Landlord. In any subletting or assignment undertaken by Tenant, Tenant shall diligently seek to obtain the maximum rental amount available in the marketplace for comparable space available for primary leasing.

C. Corporation. If Tenant is a corporation, a transfer of corporate shares by sale, assignment, bequest, inheritance, operation of law or other disposition (including such a transfer to or by a receiver or trustee in federal or state bankruptcy, insolvency or other proceedings) resulting in a substantial (fifty percent (50%) of the shares change hands) change in the present control of such corporation or any of its parent corporations, shall constitute an assignment for purposes of this Lease. Notwithstanding anything to the contrary in this Lease, the transfer of outstanding capital stock or other listed equity interests, or the purchase of outstanding capital stock or other listed equity interests, or the purchase of equity interests issued in an initial public offering or stock, by persons or parties other than "insiders" within the meaning of Securities Exchange Act of 1934, as amended, through the "over-the-counter" market or any recognized national or international securities exchange shall not be included in determining whether control has been transferred.

D. Unincorporated Entity. If Tenant is a partnership, joint venture, unincorporated limited liability company or other unincorporated business form, a transfer of the interest of persons, firms or entities responsible for managerial control of Tenant by sale, assignment, bequest, inheritance, operation of law or other disposition, so as to result in a change in the present control of said entity and/or of the underlying beneficial interests of said entity and/or a change in the identify of the persons responsible for the general credit obligations of said entity shall constitute an assignment for all purpose of this Lease.

E. Liability. No assignment or subletting by Tenant permitted or otherwise, shall relieve Tenant of any obligation under this Lease or alter the primary liability of the Tenant named herein for the payment of Rent or for the performance of any other obligations to be performed by Tenant, including obligations contained in Paragraph 25 with respect to any assignee or subtenant. Landlord may collect rent or other amounts or any portion thereof from any assignee, subtenant, or other occupant of the Premises, permitted or otherwise, and apply the net rent collected to the Rent payable hereunder, but no such collection shall be deeded to be a waiver of this Paragraph 21, or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of the obligations of Tenant under this Lease. Any assignment or subletting which conflicts with the provisions hereof shall be void.

                                  22. AUTHORITY

Landlord represents and warrants that it has full right and authority to enter into this Lease and to perform all Landlord's obligations hereunder and that all persons signing this Lease on its behalf are authorized to do. Tenant and the person or persons, if any, signing on behalf of Tenant, jointly and severally represent and warrant that Tenant has full right and authority to enter into this Lease, and to perform all of Tenant's obligations hereunder, and that all persons signing this Lease on its behalf are authorized to do so.

                                23. CONDEMNATION

A. Condemnation Resulting in Termination. If the whole or any substantial part of the Premises should be taken or condemned for any public use under any Regulations, or by right of eminent domain, or by private purchase in lieu thereof, and the taking would percent or materially interfere with the Permitted Use of the Premises, either party shall have the right to terminate this Lease at its option. If any material portion of the Building or Project is taken or condemned for any public use under any Regulation or by right of eminent domain, or by private purchase in lieu thereof, Landlord may terminate this Lease at its option. In either of such events, the Rent shall be abated during the unexpired portion of this Lease, effective when the physical taking of said Premises shall have occurred.

B. Condemnation Not Resulting in Termination. If a portion of the Project of which the Premises are a part should be taken or condemned for any public use under any Regulation, or by right of eminent domain, or by private purchase in lieu thereof, and the taking prevents or materially interferes with the Permitted Use of the Premises, and this Lease is not terminated as provided in Paragraph 23.A. above, the Rent payable hereunder during the unexpired portion of this Lease shall be reduced, beginning on the date when the physical taking shall have occurred, to such amount as may be fair and reasonable under all of the circumstances. Notwithstanding anything to the contrary contained in this Paragraph, if the temporary use or occupancy of any part of the Premises shall be taken or appropriated under power of eminent domain during the Term, this Lease shall be and remain unaffected by such taking or appropriation and Tenant shall continue to pay in full all Rent payable hereunder by Tenant during the Term; in the event of any such temporary appropriation or taking, Tenant shall be entitled to receive that portion of any award which represents compensation for the use of or occupancy of the Premises during the Term, and Landlord shall be entitled to receive that portion of any award which represents the cost to Landlord of restoration of the Premises and the use and occupancy of the Premises.

C. Award. Landlord shall be entitled to (and Tenant shall assign to Landlord) any and all payment, income, rent, award or any interest therein whatsoever which may be paid or made in connection with such taking or conveyance and Tenant shall have no claim against Landlord or otherwise for any sums paid by virtue of such proceedings whether or not attributable to the value of any unexpired portion of this Lease, except as expressly provided in this Lease. Notwithstanding the foregoing, any compensation specifically and separately awarded Tenant for Tenant's personal property and moving costs, shall be and remain the property of Tenant.

                               24. CASUALTY DAMAGE

A. General. If the Premises or Building should be damaged or destroyed by fire, tornado, or other casualty (collectively, "Casualty"), Tenant shall give immediate written notice thereof to Landlord. Within thirty (30) days after Landlord's receipt of such notice, Landlord shall notify Tenant whether in Landlord's estimation material restoration of the Premises can reasonable be made within one hundred eighty (180) days from the date of such notice and receipts of required permits for such restoration. Landlord's determination shall be binding on Tenant.

B. Within 180 Days. If the Premises or Building should be damaged by Casualty to such extent that material restoration can in Landlord's estimation be reasonably completed within one hundred eighty (180) days after the date of such notice and receipt of required permits for such rebuilding or repair, then landlord shall have the option of either: (1) terminating this Lease effective upon the date of the occurrence of such damage, in which event the Rent shall be abated during the unexpired portion of this Lease; or (2) electing to rebuild or repair the Premises diligently and in the manner determined by Landlord. Landlord shall notify Tenant of its election within thirty (30) days after Landlord's receipt of notice of the damage or destruction. Notwithstanding the above, Landlord shall not be required to rebuild, repair or replace any part of any Alterations which may have been placed, on or about the Premises by Tenant. If the Premises are untenantable in whole or in part following such damage, the Rent payable hereunder during the period in which they are untenantable shall be abated proportionately, but only to the extent the Premises are unfit for occupancy.

D. Greater than 270 Days. If the Premises or Building should be damaged by Casualty to such extent that rebuilding or repairs cannot in Landlord's estimation be reasonable completed within two hundred seventy (270) days after receipts of required permits for rebuilding or repair, and such damage materially and adversely interferes with the conduct of Tenant's business in the Premises, then either party shall have the right to cancel this Lease by giving the other party written notice within ten (10) days from the date of Landlord's notice that material restoration of the Premises cannot be made within such two hundred seventy (270) say period or notice that Landlord has elected not to rebuild or repair the Premises. Said cancellation shall be effective thirty (30) days from the first day that either party gives its notice to cancel. If neither party elects to so cancel this Lease, Landlord shall proceed to rebuild and repair the Premises diligently and in the manner determined by Landlord, except that Landlord shall not be required to rebuild, repair or replace any part of any Alterations which may have been placed on or about the Premises by Tenant. If the Premises are untenantable in whole or in part following such damage, the Rent payable hereunder during the period in which they are untenantable shall be abated proportionately, but only to the extent the Premises are unfit for occupancy.

E. Casualty to Clean Rooms and Thin Film Rooms. If the clean rooms and thin film rooms located within the Premises are substantially damaged by Casualty to such extent that rebuilding or repairs cannot in Landlord and Tenant's mutual estimation be reasonably completed within ninety (90) days after access to the Premises has been granted by any governmental authority to safely allow an inspection of the

Premises, and an inspection conducted jointly by Landlord and Tenant has then been made, then Tenant shall have the right to cancel this Lease by giving the Landlord written notice within ten (10) days from the date of Landlord's notice that material restoration of the Premises cannot be made within such ninety (90) day period. Said cancellation shall be effective thirty (30) days from the first day that Tenant gives Landlord its notice to cancel. If Tenant elects to not cancel this Lease, Landlord shall proceed to rebuild and repair the Premises diligently and in this manner determined by Landlord, except that Landlord shall not be required to rebuild, repair or replace any part of any Alterations which may have been placed on or about the Premises by Tenant. If the Premises are untenantable in while or in part following such damage, the Rent payable hereunder during the period in which they are untenantable shall be abated proportionately, but only to the extent the Premises are unfit for occupancy.

F. Tenant's Fault. Notwithstanding anything herein to the contrary, if the Premises or any other portion of the Building are damaged by Casualty resulting from the fault, negligence, or breach of this Lease by Tenant or any of Tenant's Parties, Base Rent and Additional Rent shall not be diminished during the repair of such damage and Tenant shall be liable to Landlord for the cost and expense of the repair and restoration of the building caused thereby to the extent such cost and expense in not covered by insurance proceeds.

G. Insurance Proceeds. Notwithstanding anything herein to the contrary, if the Premises or Building are damaged or destroyed and are not fully covered by the insurance proceeds received by Landlord or if the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises requires that the insurance proceeds be applied to such indebtedness, then in either case Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within thirty (30) days after the date of notice to Landlord that said damage or destruction is not fully covered by insurance or such requirement is made by any such holder, as the case may be, whereupon this Lease shall terminate.

H. Tenant's Personal Property. In the Event of any damage or destruction of the Premises or the Building, under no circumstances shall Landlord be required to repair any injury or damage to, or make any repairs to or replacements of, Tenant's personal property.

I. Waiver. This Paragraph 24 shall be Tenant's sole and exclusive remedy in the event of damage or destruction to the Premises or the Building. As a material inducement to Landlord entering into this Lease, Tenant hereby waives any rights it may have under any law, statute or ordinance now or hereafter in effect.

                                25. HOLDING OVER

Unless Landlord expressly consents in writing to Tenant's holding over, Tenant shall be unlawfully and illegally in possession of the Premises, whether or not Landlord accepts any rent from Tenant or any other person while Tenant remains in possession of the Premises without Landlord's written consent. If Tenant shall retain possession of the Premises or any portion thereof without Landlord's consent following the expiration of this Lease or sooner termination for any reason, then Tenant shall pay to Landlord an amount for Base Rent equal to one and one-quarter (1.25) the Base Rent as of the last month prior to the date of expiration or earlier termination. Tenant shall also indemnify, defend, protect and hold Landlord harmless from any loss, liability or cost, including consequential and incidental damages and reasonable attorneys' fees, incurred by Landlord resulting from delay by Tenant in surrendering the Premises, including, without limitation, any claims made by the succeeding tenant founded on such delay. Acceptance of Rent by Landlord following expiration or earlier termination of this Lease, or following demand by Landlord for possession of the Premises, shall not constitute a renewal of this Lease, and nothing contained in this Paragraph 25 shall waive Landlord's right of reentry or any other right. Additionally, if upon expiration or earlier termination of this Lease, or following demand by Landlord for possession of the Premises, Tenant has not fulfilled its obligation with respect to repairs and cleanup of the Premises or any other Tenant obligations as set forth in this Lease, then Landlord shall have the right to perform any such obligations as it deems necessary at Tenant's sole cost and expense, and any time required by Landlord to complete such obligations shall be considered a period of holding over and the terms of this Paragraph 25 shall apply. The provisions of this Paragraph 25 shall survive any expiration or earlier termination of this Lease.

                                  26. DEFAULT

A. Events of Default. The occurrence of any of the following shall constitute an event of default on the part of Tenant:

         (1) Abandonment. Abandonment or vacation of the Premises for a continuous period in excess of twenty (20) days, and said abandonment occurs in conjunction with unpaid rent.

         (2) Nonpayment of Rent. Tenant shall fail to pay any installment of the rent herein reserved when due, or any payment with respect to taxes hereunder when due, or any other payment, and such failure shall continue for a period of five (5) days from the date such payment was due; provided, however, Tenant shall not be in default of this Lease the first time in a twelve (12) month period that Tenant fails to pay rent when due so long as Tenant pays such overdue rent within five (5) days of notice from Landlord that such overdue amount is payable.

         (3) Other Obligations. Failure to perform any obligation, agreement or covenant under this Lease other than those matters specified in subparagraphs (1) and (2) of this Paragraph 26.A., such failure continuing for fifteen (15) days after written notice of such failure, as to which time is of the essence; provided, however, Tenant shall not be in default of this Lease if such failure cannot be cured within such fifteen (15) day period so long as Tenant commences such cure within such fifteen (15) day period and thereafter diligently pursues such cure, and so long as Tenant's delay in curing such failure will not (as determined by Landlord in Landlord's business judgment) adversely affect Landlord or the Premises.

         (4) General Assignment. A general assignment by Tenant for the benefit of creditors.

         (5) Bankruptcy. The filing of any voluntary petition in bankruptcy by Tenant, or the filing of an involuntary petition by Tenant's creditors, which involuntary petition remains undischarged for a period of thirty (30) days. If under applicable law, the trustee in bankruptcy or Tenant has the right to affirm this Lease and continue to perform the obligations of Tenant hereunder, such trustee or Tenant shall, in such time period as may be permitted by the bankruptcy court having jurisdiction, cure all defaults of Tenant hereunder outstanding as of the date of the affirmance of this Lease and provide to Landlord such adequate assurances as may be necessary to ensure Landlord of the continued performance of Tenant's obligations under this Lease.

         (6) Receivership. The employment of a receiver to take possession of substantially all of Tenant's assets or the Premises, if such appointment remains undismissed or undischarged for a period of fifteen (15) days after the order therefor.

         (7) Attachment. The attachment, execution or other judicial seizure of all or substantially all of Tenant's assets for Tenant's leasehold of the Premises, if such attachment or other seizure remains undismissed or undischarged for a period of fifteen (15) days after the levy thereof.

         (8) Insolvency. The admission by Tenant in writing of its inability to pay its debts as they become due.

B. Remedies Upon Default. Upon the occurrence of any events of default described in Paragraph 26.A of this Lease, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever. Nothing in this Paragraph 26.B shall relieve Landlord of any duty to exercise its reasonable efforts to mitigate its damages, as required by law.

         (1) Terminate Lease. Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which Landlord may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part of the Premises, by self-help means, at Landlord's option, without being liable for prosecution or any claim of damages therefor, and Tenant agrees to pay to Landlord on demand the amount of all loss and damage which Landlord may suffer by reason of such termination, whether through inability to relet the Premises on satisfactory terms or otherwise. Landlord's right to any and all damages and remedies shall survive termination of this Lease.

         (2) Recover Possession. Enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part of the Premises, by self-help means, at Landlord's option, without being liable for prosecution or any claim for damages, and relet the Premises for such terms ending before, on or after the expiration date of the Term of this Lease, at such rentals and upon such other conditions (including concessions and prior occupancy periods) as Landlord in its sole discretion may determine, and receive the rent for such reletting; and Tenant agrees to pay to Landlord on demand any deficiency that may arise by reason of such reletting together with all costs incurred by Landlord in connection with such reletting (including without limitation attorneys' fees and costs). Landlord shall have no obligation to relet the Premises in advance of any other available space owned by Landlord and shall not be liable for refusal or failure to relet or in the event of reletting the Premises at a rental in excess of that agreed to be paid by Tenant pursuant to the terms of this Lease, Landlord and Tenant each mutually agree that Tenant shall not be entitled, under any circumstances, to such excess rental, and Tenant does hereby specifically waive any claim to such excess rental.

         (3) Right to Cure. Enter upon the Premises, by self-help, at Landlord's option, without being liable for prosecution or any claim for damages therefor, and do whatever Tenant is obligated to do under the terms of this Lease and Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in this effecting compliance with Tenant's obligations under this Lease (including without limitation attorneys' fees and costs), and Tenant further agrees that Landlord shall not be liable for any damages resulting to Tenant from such action, whether caused by the negligence of Landlord or otherwise.

         (4) Damages After Default. Whether or not Landlord terminates this Lease, retakes possession or relets the Premises, Landlord shall have the right to recover unpaid Rent and all damages caused by Tenant's default, including, without limitation, attorneys' fees and costs. Damages shall include, without limitation, (1) the worth at the time of award of the unpaid Rent and other amounts which had been earned at the time of termination, (2) the worth at the time of award of the amount by which the unpaid Rent and other amounts that would have been earned after the date of termination until the time of award exceeds the amount of such Rent loss that Tenant proves could have been reasonably avoided; (3) the worth at the time of award of the amount by which the unpaid Rent and other amounts for the balance of the Term after the time of award exceeds the amount of such Rent loss that the Tenant proves could be reasonably avoided; and (4) any other amount and court costs necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease or which, in the ordinary course of things, would be likely to result therefrom. The "worth at the time of award" as used in (1) and (2) above shall be computed at the Applicable Interest Rate (defined below). The "worth at the time of award" as used in (3) above shall be computed by discounting such amount at the Federal Discount Rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). If this Lease provides for any periods during the Term during which Tenant is not required to pay Base Rent or if Tenant otherwise receives a Rent concession, then upon the occurrence of any event of defaults, Tenant shall owe to Landlord the full amount of such Base Rent or value of such Rent concession, plus interest at the Applicable Interest Rate, calculated from the date that such Base Rent or Rent concession would have been payable.

         (5) Multiple Actions. Landlord may sue periodically to recover damages during the period corresponding to the remainder of the Term, and no action for damages shall bar a later action for damages subsequently accruing.

         (6) Cumulative Remedies. Pursuit of any of the foregoing remedies shall not preclude Landlord from pursuit of any of the other remedies provided in this Lease or any other remedies provided by law or at equity, such remedies being cumulative and nonexclusive, nor shall pursuit of any remedy in this Lease provided constitute a forfeiture or waiver of any rent due to Landlord under this Lease or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions, conditions, and covenants contained in this Lease. No act or thing done by Landlord or its agents shall be deemed a termination of this Lease or an acceptance of the surrender of the Premises, and no agreement to terminate this Lease or accept a surrender of the Premises shall be valid unless in writing signed by Landlord. No waiver by Landlord of any violation or breach of any of the terms, provisions and covenants contained in this Lease shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions, conditions, and covenants contained in this Lease. Landlord's acceptance of the payment of rental or other payments under this Lease after the occurrence of an Event of Default shall not be construed as a waiver of such default, unless Landlord so notifies Tenant in writing. Forbearance by Landlord from enforcing one or more of the remedies provided in this Lease upon an event of default shall not be deemed or construed to constitute a waiver of such default or of Landlord's right to enforce any such remedies with respect to such default or any subsequent default.

C. Late Charge. In addition to its other remedies, Landlord shall have the right without notice or demand to add to the amount of any payment required to be made by Tenant hereunder, and which is not paid and received by Landlord on or before the first day of each calendar month, an amount equal to five percent (5%) of the delinquency for each month or portion thereof that the delinquency remains outstanding to compensate Landlord for the loss of the use of the amount not paid and the administrative costs caused by the delinquency, the parties agreeing that Landlord's damage by virtue of such delinquencies would be extremely difficult and impracticable to compute and the amount stated herein represents a reasonable estimate thereof. Any waiver by Landlord of any late charges or failure to claim the same shall not constitute a waiver of other late charges or any other remedies available to Landlord.

D. Interest. Interest shall accrue on all sums not paid when due hereunder at the lesser of eighteen percent (18%) per annum or the maximum interest rate allowed by law ("Applicable Interest Rate") from the due date until paid in full.

                                   27. LIENS

Tenant shall at all times keep the Premises and the Project free from liens arising out of or related to work or services performed, materials or supplies furnished or obligations incurred by or on behalf of Tenant or in connection with work made, suffered or done by or on behalf of Tenant in or on the Premises or Project. If Tenant shall not, within ten (10) days following the imposition of any such lien, cause the same to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by such means as Landlord shall deem proper, including payment of the claim giving rise to such lien. All sums paid by Landlord on behalf of Tenant and all expenses incurred by Landlord in connection therefor shall be payable to Landlord by Tenant on demand with interest at the Applicable Interest Rate as Additional Rent. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law, or which Landlord shall deem proper, for the protection of Landlord, the Premises, the Project and any other party having an interest therein, from mechanics' and materialmen's liens, and Tenant shall give Landlord not less than five (5) business days prior written notice of the commencement of any work in the Premises or Project which could lawfully give rise to a claim for mechanics' or materialmen's liens to permit Landlord to post and record a timely notice of non-responsibility, as Landlord may elect to proceed or as the law may from time to time provide, for which purpose, if Landlord shall so determine, Landlord may enter the Premises. Tenant shall not remove any such notice posted by Landlord without Landlord's consent, and in any event not before completion of the work which could lawfully give rise to a claim for mechanics' or materialmen's liens.

                           28. TRANSFERS BY LANDLORD

In the event of a sale or conveyance by Landlord of the Building or a foreclosure by any creditor of Landlord, the same shall operate to release Landlord from any liability upon any of the covenants or conditions, express or implied, herein contained in favor of Tenant, to the extent required to be performed after the passing of title to Landlord's successor-in-interest. In such event, Tenant agrees to look solely to the responsibility of the successor-in-interest of Landlord under this Lease with respect to the performance of the covenants and duties of "Landlord" to be performed after the passing of title to Landlord's successor-in-interest. This Lease shall not be affected by any such sale and Tenant agrees to attorn to the purchaser or assignee. Landlord's successor(s)-in-interest shall not have liability to Tenant with respect to the failure to perform any of the obligations of "Landlord," to the extent required to be performed prior to the date such successor(s)-in-interest became the owner of the Building.

               29. RIGHT OF LANDLORD TO PERFORM TENANT'S COVENANTS

All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any abatement of Rent. If Tenant shall fail to pay any sum of money, other than Base Rent, required to be paid by Tenant hereunder or shall fail to perform any other act on Tenant's part to be performed hereunder, including Tenant's obligations under Paragraph 11 hereof, and such failure shall continue for fifteen (15) days after notice thereof by Landlord, in addition to the other rights and remedies of Landlord, Landlord may make any such payment and perform any such act on Tenant's part. In the case of an emergency, no prior notification by Landlord shall be required. Landlord may take such actions without any obligation and without releasing Tenant from any of Tenant's obligations. All sums so paid by Landlord and all incidental costs incurred by Landlord and interest thereon at the Applicable Interest Rate, from the date of payment by Landlord, shall be paid to Landlord on demand as Additional Rent.

                                   30. WAIVER

If either Landlord or Tenant waives the performance of any term, covenant or condition contained in this Lease, such waiver shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition contained herein, or constitute a course of dealing contrary to the expressed terms of this Lease. The acceptance of Rent by Landlord shall not constitute a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, regardless of Landlord's knowledge of such preceding breach at the time Landlord accepted such Rent. Failure by Landlord to enforce any of the terms, covenants or conditions of this Lease for any length of time shall not be deemed to waive or decrease the right of Landlord to insist thereafter upon strict performance by Tenant. Waiver by Landlord of any term, covenant or condition contained in this Lease may only be made by a written document signed by landlord, based upon full knowledge of the circumstances.

                                  31. NOTICES

Each provision of this Lease or of any applicable governmental laws, ordinances, regulations and other requirements with reference to sending, mailing, or delivery of any notice or the making of any payment by Landlord or Tenant to the other shall be deemed to be complied with when and if the following steps are taken:

A. Rent. All Rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to Landlord at Landlord's Remittance Address set forth in the Basic Lease Information, or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith. Tenant's obligation to pay Rent and any other amounts to Landlord under the terms of this Lease shall not be deemed satisfied until such Rent and other amounts have been actually received by Landlord.

B. Other. All notices, demands, consents and approvals which may or are required to be given by either party to the other hereunder shall be in writing and either personally delivered, sent by commercial overnight courier, mailed, certified or registered, postage prepaid or sent by facsimile with confirmed receipt (and with an original sent by commercial overnight courier), and in each case addressed to the party to be notified at the Notice Address for such party as specified in the Basic Lease Information or to such other place as the party to be notified may from time to time designate by at least fifteen (15) days notice to the notifying party. Notices shall be deemed served upon receipt or refusal to accept delivery. Tenant appoints as its agent to receive the service of all default notices and notice of commencement of unlawful detainer proceedings the person in charge of or apparently in chart of occupying the Premises at the time, and, if there is no such person, then such service may be made by attaching the same on the main entrance of the Premises.


C. Required Notices. Tenant shall immediately notify Landlord in writing of any notice of a violation or a potential or alleged violation of any Regulation that relates to the Premises or the Project, or of any inquiry, investigation, enforcement or other action that is instituted or threatened by any governmental or regulatory agency against Tenant or any other occupant of the Premises, or any claim that is instituted or threatened by any third party that relates to the Premises or the Project.

                              32. ATTORNEYS' FEES

If Landlord places the enforcement of this Lease, or any part thereof, or the collection of any Rent due, or to become due hereunder, or recovery of possession of the Premises in the hands of an attorney, Tenant shall pay to Landlord, upon demand, Landlord's reasonable attorneys' fees and court costs, whether incurred at trial, appeal or review. In any action which Landlord or Tenant brings to enforce its respective rights hereunder, the unsuccessful party shall pay all costs incurred by the prevailing party including reasonable attorneys' fees, to be fixed by the court, and said costs and attorneys' fees shall be a part of the judgment in said action.

                           33. SUCCESSORS AND ASSIGNS

This Lease shall be binding upon and inure to the benefit of Landlord, its successors and assigns, and shall be binding upon and inure to the benefit of Tenant, its successors, and to the extent assignment is approved by Landlord as provided hereunder, Tenant's assigns.

                               34. FORCE MAJEURE

If performance by a party of any portion of this Lease is made impossible by any prevention, delay, or stoppage caused by strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes for those items, government actions, civil commotions, fire or other casualty, or other causes beyond the reasonable control of the party obligated to perform, performance by that party for a period equal to the period of that prevention, delay, or stoppage is excused. Tenant's obligation to pay Rent, however, is not excused by this Paragraph 35.

                           35. SURRENDER OF PREMISES

Tenant shall, upon expiration or sooner termination of this Lease, surrender the Premises to Landlord in the same condition, excepting normal wear and tear, as existed on the date Tenant originally took possession thereof, including, but not limited to, all interior walls cleaned, all holes in walls repaired, all HVAC equipment in operating order and in good repair, and all floors cleaned and free of any Tenant-introduced marking or painting, all to the reasonable satisfaction of Landlord. However, Tenant shall be responsible for removing all specialty tenant improvements and equipment that specifically relate to Tenant's manufacturing and production of testing and calibration equipment (i.e., clean rooms, electrical, plumbing and HVAC service to support clean rooms), which were installed for and by the immediately preceding Tenant, all of which will be in place at the time of Tenant's occupancy, and for restoring the Premises to shell condition in areas where said tenant improvements and equipment are removed. Landlord and Tenant shall mutually agree upon which specialty improvements shall be the Tenant's responsibility to remove from the Premises upon vacation of the Premises, and areas where restoration will be anticipated, and both parties shall enter into a separate agreement identifying said specialty tenant improvements within thirty (30) days after Tenant's occupancy. Tenant shall remove all of its debris from the Project. At or before the time of surrender, Tenant shall comply with the terms of Paragraph 12.A. hereof with respect to Alterations to the Premises and all other matters addressed in such Paragraph. If the Premises are not so surrendered at the expiration or sooner termination of this Lease, the provisions of Paragraph 25 hereof shall apply. All keys to the Premises or any part thereof shall be surrendered to Landlord upon expiration or sooner termination of the Term. Tenant shall give written notice to Landlord at least thirty (30) days prior to vacating the Premises and shall meet with Landlord for a joint inspection of the Premises at the time vacating, but nothing contained herein shall be construed as an extension of the Term or as a consent by Landlord to any holding over by Tenant. In the event of Tenant's failure to give such notice or participate in such joint inspection, Landlord's inspection at or after Tenant's vacating the Premises shall conclusively be deemed correct for purposes of determining Tenant's responsibility for repairs and restoration. Any delay caused by Tenant's failure to carry out its obligations under this Paragraph 36 beyond the term hereof, shall constitute unlawful and illegal possession of Premises under Paragraph 25 hereof.


                               36. MISCELLANEOUS

A. General. The term "Tenant" or any pronoun used in place thereof shall indicate and include the masculine or feminine, the singular or plural number, individuals, firms or corporations, and their respective successors, executors, administrators and permitted assigns, according to the context hereof.

B. Time. Time is of the essence regarding this Lease and all of its provisions.

C. Choice of Law. This Lease shall in all respects be governed by the laws of the State of Oregon.

D. Entire Agreement. This Lease, together with its Exhibits, addenda and attachments and the Basic Lease Information, contains all the agreements of the parties hereto and supercedes any previous negotiations. There have been no representations made by the Landlord or understandings made between the parties other than those set forth in this Lease and its Exhibits, addenda and attachments and the Basic Lease Information.

E. Modification. This Lease may not be modified except by a written instrument signed by the parties hereto. Tenant accepts the area of the Premises as specified in the Basic Lease Information as the approximate area of the Premises for all purposes under this Lease, and acknowledges and agrees that no other definition of the area (rental, usable or otherwise) of the Premises shall apply. Tenant shall in no event be entitled to a recalculation of the square footage of the Premises, rental, usable or otherwise, and no recalculation, if made, irrespective of its purpose, shall reduce

         Tenant's obligations under this Lease in any manner, including without limitation the amount of Base Rent payable by Tenant or Tenant's Proportionate Share of the Building and of the Project.

F. Severability. If, for any reason whatsoever, any of the provisions hereof shall be unenforceable or ineffective, all of the other provisions shall be and remain in full force and effect.

G. Recordation. Tenant shall not record this Lease or a short form memorandum hereof, unless it is required by a prospective lender of Tenant, in which case a Memorandum in a form substantially similar to the form attached hereto as Exhibit "D," and which has been reasonably approved by landlord, can be recorded by Tenant.

H. Examination of Lease. Submission of this Lease to Tenant does not constitute an option or offer to lease and this Lease is not effective otherwise until execution and delivery by both Landlord and Tenant.

I. Accord and Satisfaction. No payment by Tenant or a lesser amount than the total Rent due nor any endorsement on any check or letter accompanying any check or payment of Rent shall be deemed an accord and satisfaction of full payment of Rent, and Landlord may accept such payment without prejudice to Landlord's right to recover the balance of such Rent or to pursue other remedies. All offers by or on behalf of Tenant of accord and satisfaction are hereby rejected in advance.

J. Easements. Landlord may grant easements on the Project and dedicate for public use portions of the Project without Tenant's consent; provided that no such grant or dedication shall materially interfere with Tenant's Permitted Use of the Premises or Tenant's overall parking ratio. Upon Landlord's request, Tenant shall execute, acknowledge and deliver to Landlord documents, instruments, maps and plats necessary to effectuate Tenant's covenants hereunder.

K. Drafting and Determination Presumption. The parties acknowledge that this Lease has been agreed to by both the parties, that both Landlord and Tenant have consulted with attorneys with respect to the terms of this Lease and that no presumption shall be created against Landlord because Landlord drafted this Lease. Except as otherwise specifically set forth in this Lease, with respect to any consent, determination or estimation shall be given or made solely by Landlord in Landlord's reasonable and good faith opinion, whether or not objectively reasonable.

L. Exhibits. The Basic Lease Information, and the Exhibits, addenda and attachments attached hereto are hereby incorporated herein by this reference and made a part of this Lease as though fully set forth herein.

M. No Light, Air or View Easement. Any diminution or shutting off of light, air or view by any structure which may be erected on lands adjacent to or in the vicinity of the Building shall in no way affect this Lease or impose any liability on Landlord.

N. No Third Party Benefit. This Lease is a contract between Landlord and Tenant and nothing herein is intended to create any third party benefit.

O. Quiet Enjoyment. Upon payment by Tenant of the Rent, and upon the observance and performance of all of the other covenants, terms and conditions on Tenant's part to be observed and performed. Tenant shall peaceably and quietly hold and enjoy the Premises for the term hereby demised without hindrance or interruption by Landlord or any other person or persons lawfully or equitably claiming by, through or under Landlord, subject, nevertheless, to all of the other terms and conditions of this Lease. Landlord shall not be liable for any hindrance, interruption, interference or disturbance by other tenants or third persons, nor shall Tenant be released from any obligations under this Lease because of such hindrance, interruption, interference or disturbance.


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


P. Counterparts. This Lease may be executed in any number of counterparts, each of which shall be deemed an original.

Q. Multiple Parties. If more than one person or entity is named herein as Tenant, such multiple parties shall have joint and several responsibility to comply with the terms of this Lease.

R. Jury Trial Waiver. Each party hereto (which includes any Assignee, successor heir or personal representative of a party) shall not seek a jury trial, hereby waives trial by jury, and hereby further waives any objection to venue in the county in which the Building is located, and agrees and consents to personal jurisdiction of the courts of the state in which the Property is located, in any action or proceeding or counterclaim brought by any party hereto against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, or any claim of injury or damage, or the enforcement of any remedy under any statute, emergency or otherwise, whether any of the foregoing is based on this Lease or on tort law. Each party represents that it has had the opportunity to consult with legal counsel concerning the effect of this Paragraph 37.R. The provisions of this Paragraph 37.R shall survive the expiration or earlier termination of this Lease.

S. Prorations. Any Rent or other amounts payable to Landlord by Tenant hereunder for any fractional month shall be prorated based on a month of 30 days. As used herein, the term "fiscal year" shall mean the calendar year or such other fiscal year as Landlord may deem appropriate.

T. Disclosure. Landlord is a licensed real estate organization and parties affiliated with Landlord are licensed real estate brokers or salespersons. This disclosure is made pursuant to OAR 863-10-046.

                            38. ADDITIONAL PROVISIONS

A. Beneficial Occupancy. Beneficial Occupancy shall be the date Tenant takes possession of the Premises which is anticipated to occur on or before August 1, 1999. The Lease shall commence on the first Monday after Tenant has had thirty (30) days of Beneficial Occupancy of the Premises to install its equipment, furniture and phone and Landlord has presented Tenant with a Certificate allowing legal occupancy and use of the Premises as intended under this Lease. The installation of network/data and phone related cabling shall be contracted for by Tenant and coordinated with Landlord and completed during construction.

B. Option to Renew. Tenant shall, provided this Lease is in full force and effect and Tenant is not and has not been in default under any of the terms and conditions of this Lease beyond the applicable cure period, have one option to renew this Lease for a term of five (5) years, for the Premises in "as is" condition and on the same terms and conditions set forth in this Lease, except as modified by the terms, covenants and conditions set forth below:

         (1) If Tenant elects to exercise such option, then Tenant shall provide Landlord with written notice no earlier than the date which is no earlier than two hundred seventy (270 days prior to the expiration of the then current term of this Lease, but no later than 5:00 p.m. (Pacific Standard Time) on the date which is one hundred eighty (180) days prior to the expiration of the then current term of this Lease. If Tenant fails to provide such notice, Tenant shall have no further or additional right to extend or renew the term of this Lease.

         (2) The Base Rent in effect at the expiration of the then current term of this Lease shall be increased to reflect the then current fair market rental for comparable space in the Building or Project and in other similar buildings in the same rental market as of the date the renewal term is to commence, taking into account the specific provisions of this Lease which will remain constant, and the Building amenities, location, identity, quality, age, conditions, term of lease, tenant improvements, services provided, and other pertinent items.


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

         (3) Landlord shall advise Tenant of the new Base Rent for the Premises for the applicable renewal term which will be based on Landlord's determination of fair market rental value, as well as additional terms and conditions for the renewal term, no later than fifteen (15) days after receipt of Tenant's exercise of its option to renew.

         (4) Landlord and Tenant shall negotiate in good faith to agree on the fair market rental value of the Premises and terms and conditions for the first (1) through sixtieth (60) months of the Term and for each subsequent rental increase to be based on fair market rental as set forth in the Basic Lease Information. If Tenant and Landlord are unable to agree on a mutually acceptable rental rate for any such increase period within thirty (30) days after modification by Landlord to Tenant of Landlord's determination of the new Base Rent for the applicable increase period, but in any event no later than the date which is ninety (90) days prior to the expiration of the then current Term, then on or before such date Landlord and Tenant shall each appoint a licensed real estate broker with at least ten (10) year's experience in leasing industrial space in the area in which the Building is located to act as arbitrators. The two (2) arbitrators so appointed shall determine the fair market rental value for the Premises for the applicable increase period based on the above criteria and each shall submit his or her determination of such fair market rental value to Landlord and Tenant in writing, within sixty
                  (60) days after their appointment.

                  If the two (2) arbitrators so appointed cannot agree on the fair market rental value for the applicable increase period within such 60-day period, the two (2) arbitrators shall within five (5) days thereafter appoint a third arbitrator who shall be a licensed real estate broker with at least ten (10) year's experience in leasing industrial space in the area in which the Building is located. The third arbitrator so appointed shall independently determine the fair market rental value for the Premises for the applicable increase period with thirty (30) days after appointment, by selecting form the proposals submitted by each of the first two arbitrators the one that most closely approximates the third arbitrator's determination of such fair market rental value. The third arbitrator shall have no right to adopt a compromise or middle ground or any modification of either of the proposals submitted by the first two arbitrators. The proposal chosen by the third arbitrator as most closely approximating the third arbitrator's determination of the fair market rental value for the applicable increase period shall constitute the decision and award of the arbitrators and shall be final and binding on the parties.

                  Each party shall pay the fees and expenses of the arbitrator appointed by such party and one-half (1/2) of the fees and expenses of the third arbitrator. Notwithstanding the foregoing, in the event the Base Rent for the applicable increase period is found to be within five percent (5%) of the original rate quoted by the Landlord, then Tenant shall bear the full cost of the arbitration process.

C. Existing Improvements. No existing improvements or related equipment will be removed from the Premises prior to Tenant's occupancy, except for those items confirmed by Tenant. All items of interest to Tenant will be confirmed in writing by both parties.

D. Competitive Bidding. Tenant shall not the right to approve the general contractor, however said approval shall not be unreasonably withheld. Landlord shall enter into a contract with the successful general contractor.

E. Tenant's Contractors. Tenant shall have the right to retain its own specialty contractors to perform any portion of the work necessary to construct and outfit the Premises (which will not be part of the general contractor's scope of work nor shall a mark-up be added). All subcontractors used by Tenant shall be licensed, bonded and insured.



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

F. Project Oversight. Tenant shall want to manage some of the Tenant Improvement installations, including those paid for out of the improvement allowance. Landlord and Tenant shall mutually agree upon which items Tenant shall manage.

G. Design Working Drawings. Tenant will provide Landlord on or before April 15, 1999, with a preliminary space plan that may include furniture layout, equipment placement and electrical/phone/data placement and specifications. Landlord shall cause its architect to, as part of the Base Building and at its sole cost, complete all construction documents to code, including but not limited to mechanical, electrical, structural and other required detail for design, permitting and construction of the tenant improvements.

H. Signage/Identity. Tenant shall have the right to install "top of building" and "monument" signage on or about the building with Landlord's approval, which shall not be unreasonably withheld, subject to park-wide CC&R's.

I. Code Compliance. Landlord shall be responsible for delivering, at its sole cost and expense, the building, Tenant's tenant improvements and common areas compliant with all applicable governmental or recorded codes, ordinances, laws, rules, covenants and restrictions. Compliance shall include, and not be limited to structural, electrical, mechanical, construction labor and materials, based on codes that were in place at the time the building was constructed.

J. Tenant Improvements. Spieker Properties will provide a tenant improvement allowance of up to $12.00 per rsf based upon a mutually agreeable space plan, to be used for tenant improvements in the building. Said allowance may be used for hardwalls, doors, relites, carpet, paint, plumbing, cabinetry, cleanrooms, utility systems, process improvements, related electrical and equipment. Landlord shall obtain bids for the proposed improvements, based on agreed upon space plans, specifications and architecture drawings.

         Tenant shall be allowed to carry over and draw on the tenant improvement allowance of $12.00 per square foot through the time period no later than December 31, 2000; however, in no event shall the funds that may be carried over to the calendar year 2000 be in excess of $400,000.00. If the $12.00 per square foot tenant improvement allowance has not been entirely used at the point of Tenant's initial occupancy, then Tenant shall provide Landlord with appropriate notice as described in Paragraph 12, Alterations, prior to proceeding with additional tenant improvements or alterations. Upon completion of any Landlord-approved tenant improvements or alterations during the calendar year 2000, Tenant shall present Landlord with an invoice(s), along with all appropriate backup, for reimbursement. Landlord shall reimburse Tenant for said invoice(s) within 20 business days of receipt of said invoice(s).

         Tenant shall be allowed to use the $12.00 per square foot tenant improvement allowance toward any and all work described in the attached Exhibit "C-1", Tenant Improvements.

K. Delivery of Letter of Credit. In lieu of depositing a security deposit with Landlord, Tenant may, on execution of this Lease, deliver to Landlord and cause to be in effect during the Lease Term an unconditional, irrevocable letter of credit ("LOC") in the amount specified for the Security Deposit in the Basic Lease Information, as it may be increased as provided in this Lease (the "LOC Amount") for an initial term extending 30 days beyond the expiration date of this Lease. The LOC shall be in a form acceptable to Landlord and shall be issued by an LOC bank selected by Tenant and acceptable to Landlord. An LOC bank is a bank that accepts deposits, maintains accounts, has a local office that will negotiate a letter of credit, and the deposits of which are insured by the Federal Deposit Insurance Corporation. Tenant shall pay all expenses, points, or fees incurred by Tenant in obtaining the LOC. The LOC shall not be mortgaged, assigned or encumbered in any manner whatsoever by Tenant without the prior written consent of Landlord. Tenant acknowledges that Landlord has the right to transfer or mortgage, Landlord shall have the right to transfer or assign the LOC and/or the LOC Security Deposit (as defined below) to the transferee or mortgagee for the return of the LOC and/or the LOC Security Deposit.

         (i) Replacement of Letter of Credit. Tenant may, from time to time, replace any existing LOC with a new LOC if the new LOC
                  (a) becomes effective at least thirty (30) days before expiration of the LOC that it replaces; (b) is in the required LOC amount; (c) is issued by an LOC bank acceptable to Landlord; and (d) otherwise complies with the requirements of this Paragraph K.

         (ii) Landlord's Right to Draw on Letter of Credit. Landlord shall hold the LOC as security for the performance of Tenant's obligations under this Lease. If, after notice and failure to cure within any applicable period provided in this lease, Tenant defaults on any provision of this Lease, Landlord may, without prejudice to any other remedy it has, draw on that portion of the LOC necessary to (a) pay Rent or other sum in default; (b) pay or reimburse Landlord for any amount that Landlord may spend or become obligated to spend in exercising Landlord's rights under Paragraph 30 (Right of Landlord to Perform Tenant's Covenant), and/or compensate Landlord for any expense, loss, or damage that Landlord may suffer because of Tenant's default. If Tenant fails to renew or replace the LOC at least thirty (30) days before its expiration, Landlord may, without prejudice to any other remedy it has, draw on the entire amount of the LOC.

        (iii) LOC Security Deposit. Any amount of the LOC that is drawn on by the Landlord but not applied by Landlord shall be held by Landlord as a security deposit (the "LOC Security Deposit") in accordance with Paragraph 19 of this Lease.

         (iv) Restoration of Letter of Credit and LOC Security Deposit. If Landlord draws on any portion of the LOC and/or applies all or any portion of such draw, Tenant shall, within five (5) business days after demand by Landlord, either (a) deposit cash with Landlord in an amount that, when added to the amount remaining under the LOC and the amount of any LOC Security Deposit, shall equal the LOC Amount then required under this Paragraph K, or (b) reinstate the LOC to the full LOC Amount.

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.



LANDLORD                                            TENANT


Spieker Properties, L.P.,                           Cascade Microtech, Inc.
a California limited partnership                    an Oregon corporation

By:      Spieker Properties, Inc.
         a Maryland corporation,
         its general partner

By:           /s/ LYNDA M. CLARKE                   By:      /s/ ERIC W. STRID
         -----------------------------------              -----------------------------------
         Lynda M. Clarke                                  Eric W. Strid
Its:     Vice President                            Its:   Chief Executive Office

Date:    4-2-99                                    Date:  April 2, 1999





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